As filed with the Securities and Exchange Commission on February 3, 2003
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                        AMENDMENT NO. 5 TO THE FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
           NEVADA             COINLESS SYSTEMS, INC.            91-1715373
      (State or Other          (Name of Registrant          (I.R.S. Employer
      Jurisdiction of            in Our Charter)           Identification No.)
       Incorporation
      or Organization)
   3720 WEST OQUENDO ROAD,             5047                 DARRYL D. DORSETT
         SUITE 101              (Primary Standard        3720 WEST OQUENDO ROAD,
    LAS VEGAS, NV 89119             Industrial                  SUITE 101
      (702) 891-9195              Classification           LAS VEGAS, NV 89119
  (Address and telephone           Code Number)               (702) 891-9195
    number of Principal                                     (Name, address and
   Executive Offices and                                    telephone number of
Principal Place of Business)                                 agent for service)

                                   Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
      Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
         Miami, Florida 33131                       Miami, Florida 33131
            (305) 539-3300                             (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

        Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                   PROPOSED       PROPOSED
                                                                    MAXIMUM       MAXIMUM
                                                                   OFFERING      AGGREGATE      AMOUNT OF
         TITLE OF EACH CLASS OF               AMOUNT TO BE           PRICE        OFFERING    REGISTRATION
      SECURITIES TO BE REGISTERED              REGISTERED        PER SHARE (1)   PRICE (1)       FEE(2)
------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per
  share, to be issued Under the Equity
  Line of Credit                           34,000,000 Shares         $0.06       $2,040,000       $187.68
------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per
  share, issued as a commitment and
  advisement fee                            1,086,956 Shares         $0.06          $65,217         $6.00
------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per
  share, underlying convertible
  debentures                                6,793,480 Shares         $0.06         $407,609        $37.50
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
TOTAL                                      41,880,436 Shares         $0.06       $2,512,826       $230.70
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of January 14, 2003.

(2) Coinless previously paid a filing fee of $394.40. Accordingly, no additional filing fee is due.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                   Subject to completion, dated February 3, 2003

                             COINLESS SYSTEMS, INC.
                        41,880,436 SHARES OF COMMON STOCK

        This prospectus relates to the resale of up to 41,880,436 shares of Coinless' common stock by certain persons who are, or will become, stockholders of Coinless. Please refer to "Selling Stockholders" beginning on page 10. This offering does not relate to the sale of the common stock by Coinless Systems. Accordingly, Coinless is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Coinless will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by Coinless.

        The selling stockholders consist of Cornell Capital Partners, L.P. and Westrock Advisors, Inc. who intend to sell up to 41,880,436 shares of common stock, of which the selling stockholders will resell 34,000,000 shares under the Equity Line of Credit, 6,793,480 shares underlying outstanding Convertible
Debentures and 1,086,956 shares issued to Cornell Capital Partners as a commitment and advisement fee.

        Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. For each advance, Cornell Capital Partners, L.P. will pay Coinless (I.E., the purchase price) 97% of the lowest closing bid price of its common stock for the 5 trading days immediately following the notice date. Coinless will also pay Cornell Capital 5% of the amount of each advance in cash. In addition, Coinless has paid Cornell Capital Partners a one-time commitment fee of $240,000, paid by the issuance of 1,043,478 shares of common stock. The 3% discount, the one-time commitment fee and the 5% retention are underwriting discounts.

        Absent shareholder approval, Coinless Systems will not be able to realize the $5.0 million available under the Equity Line of Credit because, at a recent price of $0.06 per share, Coinless does not have a sufficient number of authorized shares of common stock to register for this purpose.

        The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock. Our common stock is quoted under the symbol "CLSY." On January 13, 2003, the last reported sale price of our common stock was $0.06 per share.

        Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

        PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 5.

        With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is _______, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...........................................................1
THE OFFERING.................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION...................................3
RISK FACTORS.................................................................5
FORWARD-LOOKING STATEMENTS..................................................10
SELLING STOCKHOLDERS........................................................11
USE OF PROCEEDS.............................................................13
DILUTION....................................................................14
EQUITY LINE OF CREDIT.......................................................15
PLAN OF DISTRIBUTION........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...................19
DESCRIPTION OF BUSINESS.....................................................27
MANAGEMENT..................................................................32
DESCRIPTION OF PROPERTY.....................................................35
LEGAL PROCEEDINGS...........................................................35
PRINCIPAL STOCKHOLDERS......................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................37
MARKET  PRICE OF AND  DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS...............................38
DESCRIPTION OF SECURITIES...................................................42
EXPERTS.....................................................................43
LEGAL MATTERS...............................................................43
HOW TO GET MORE INFORMATION.................................................43
FINANCIAL STATEMENTS.......................................................F-1

--------------------------------------------------------------------------------

        Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

        Coinless is a developer, manufacturer and supplier of coinless technology and products for the gaming industry. Its principal products are slot tickets and UVA Shield Coating for coinless gaming machines. In addition, Coinless has developed a patented process that verifies and helps ensure the accuracy of bar coded tickets used in gaming slot machines and the cashiers' cage. To date, Coinless has not earned any sales from these products or technologies. Coinless is in the process of establishing manufacturing capabilities of its slot tickets through a newly-formed joint venture called Coinless Systems Printing Company, LLC.

        Coinless   Systems,   Inc.,   formerly   known  as   Medical   Resources
Technologies, Ltd., was incorporated under the laws of the State of Nevada on March 1, 1983.

                                FINANCIAL RESULTS

        Coinless has historically lost money. In the nine months ended September 30, 2002 and the year ended December 31, 2001, Coinless had revenues of $0 and $9,660, respectively, and a net loss of $1,400,112 and $2,352,154, respectively. Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2000 and 2001 financial statements, which states that our continued existence depends on our ability to meet financing requirements and the success of future operations, which raises substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our ability to obtain additional funding will determine our ability to continue as a going concern. We expect to be able to continue operations through January 31, 2003 with the cash currently on hand.

                                    ABOUT US

        Our principal office is located at 3720 West Oquendo Road, Suite 101, Las Vegas, Nevada 89118. Our telephone number is (702) 891-9195 and our fax number is (702) 891-9266. Our website address is www.coinlesssystems.com. Information on our website is not deemed to be part of this prospectus.

                                  THE OFFERING

        This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of Coinless. The selling stockholders consist of Cornell Capital Partners, L.P. and Westrock Advisors, Inc. who intend to sell up to 41,880,436 shares of common stock.

        Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5 million. See "Risk Factors - We May Not Be Able To Access Sufficient Funds Under The Equity Line Of Credit When Needed." The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any seven-day period. Cornell Capital Partners, L.P. will purchase the shares of common stock for a 3% discount to the lowest closing bid price of our common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit (which amount will be paid to Cornell Capital Partners by Coinless in cash), and received a one-time commitment fee of $240,000, paid by the issuance of 1,043,478 shares of common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates in part to the shares of common stock to be issued under the Equity Line of Credit.

        Coinless has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit.
Westrock Advisors, Inc. was paid a fee of $10,000, paid by the issuance of 43,478 shares of common stock valued at $0.23 per share on the date of issuance.

COMMON STOCK OFFERED                     41,880,436     shares    by     selling
                                         stockholders,  consisting of 34,000,000
                                         shares to be  issued  to and  resold by
                                         Cornell  Capital   Partners  under  the
                                         Equity Line of Credit, 6,793,480 shares
                                         to be issued to and  resold by  Cornell
                                         Capital  Partners  upon  conversion  of
                                         outstanding    debentures,    1,043,478
                                         shares to be resold by Cornell  Capital
                                         Partners   (which   were  issued  as  a
                                         commitment fee under the Equity Line of
                                         Credit) and 43,478  shares to be resold
                                         by Westrock Advisors (which were issued
                                         as an  advisement  fee  pursuant to the
                                         Equity Line of Credit).

OFFERING PRICE                           Market price

COMMON STOCK OUTSTANDING BEFORE
 THE OFFERING(1)                         32,830,771 shares

USE OF PROCEEDS                          We will not receive any proceeds of the
                                         shares offered by the selling
                                         stockholders. Any proceeds we receive
                                         from the sale of common stock under the
                                         Equity Line of Credit will be used to
                                         reduce outstanding trade credit and
                                         current liabilities and for general
                                         working capital purposes. See "Use of
                                         Proceeds."

RISK FACTORS                             The securities offered hereby involve a
                                         high degree of risk and immediate
                                         substantial dilution. See "Risk
                                         Factors" and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL   CLSY

----------

(1) Excludes warrants to purchase 100,000 shares of common stock, debentures convertible into 6,793,480 shares of common stock and 34,000,000 shares of common stock to be issued under the Equity Line of Credit, which amount may be higher or lower if more or less shares are required upon the conversion of the debentures.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

----------------------------------------------------------------------------------------------------------
                                                 FOR THE       FOR THE
                                               NINE MONTHS   NINE MONTHS      FOR THE        FOR THE
                                                  ENDED         ENDED        YEAR ENDED     YEAR ENDED
                                                SEPTEMBER     SEPTEMBER     DECEMBER 31,    DECEMBER 31,
                                                30, 2002      30, 2001         2001            2000
                                               (UNAUDITED)   (UNAUDITED)     (AUDITED)      (AUDITED)
                                              ------------   ------------   ------------    ------------
STATEMENT OF OPERATION DATA:
Sales                                            $      --       $  7,581       $  9,660               -
Cost of sales                                           --        (4,692)        (6,594)               -
                                              ------------   ------------   ------------   -------------
Gross profit                                            --         2,889          3,066               -
Operating expenses                               1,436,258     1,025,975      2,185,918       1,290,200
                                              ------------   ------------   ------------   -------------
Loss from continuing operations
                                               (1,436,258)    (1,023,086)    (2,182,852)     (1,290,200)
Interest and other income                          12,755         29,754         50,726          62,388
Gain on sales of assets                                 --            --             --           1,446
Interest expense                                  (42,474)       (56,068)       (63,929)        (89,287)
Settlement loss                                         --             --      (157,430)              --
                                              ------------   ------------   ------------   -------------
Total other income/(expense)                      (29,719)       (26,314)      (170,633)        (25,452)
                                              ------------   ------------   ------------   -------------
Net loss from Continuing Operations Before
  Taxes                                        (1,465,977)    (1,049,400)    (2,353,485)     (1,315,651)
Provision for Income Taxes                              --             --           800             800
                                              ------------   ------------   ------------   -------------
Discontinued Operations:
Loss from Continuing Operations                (1,465,977)    (1,049,400)    (2,354,285)     (1,316,451)
Income (Loss) From Discontinued Operations          65,865      (133,203)      (107,379)         12,669
Loss before Extraordinary Item                 (1,140,112)    (1,182,603)    (2,461,664)     (1,303,782)
Extraordinary Item - Gain on Extinguishment
  of Debt                                               --             --       109,510               --
Net Loss                                      $(1,400,112)   $(1,182,603)   $(2,352,154)   $ (1,303,782)
                                              ============   ============   ============   =============
Per Share of Common Stock:
  (Loss) From Continuing Operations              $  (0.04)       $ (0.04)        $(0.10)        $ (0.08)
  Income (Loss) from Discontinued Operations         0.00          (0.00)         (0.00)          0.00
  Extraordinary Gain                                 0.00           0.00           0.00           0.00
                                              ------------   ------------   ------------   -------------
Net Loss Per Share - Basic & Diluted            $   (0.04)    $    (0.04)     $   (0.10)     $   (0.08)
                                              ------------   ------------   ------------   -------------
Weighted Average Number of Shares              31,068,999     24,782,255     24,178,579      15,523,762
                                              ------------   ------------   ------------   -------------

                                                    SEPTEMBER 30,   DECEMBER 31,
                                                         2002           2001
                                                     (UNAUDITED)     (AUDITED)
                                                    -------------   ------------
BALANCE SHEET DATA:
Cash & Equivalent                                      $  2,536        $     0
Accounts Receivable                                         766          5,264
Inventory                                                22,250         22,250
Prepaid expenses and deposits                            13,472         19,824

  Net Current Assets of Discontinued Operations               0        413,001
                                                    -------------   ------------
  Total current assets                                   39,024        460,339
Property and equipment                                   95,722        153,425
Intangible and other assets                              48,521         40,642
                                                    -------------   ------------
  Total fixed assets                                    144,243        194,066
                                                    -------------   ------------
  Total assets                                       $  183,267      $ 654,405
                                                    -------------   ------------
Accounts payable                                        425,656        209,192
Cash (overdraft)                                              0         35,550
Payroll and sales taxes payable                         720,312        690,303
Notes Payable Due within one year, third parties         22,512        253,133
Notes payable due on demand, related parties            150,741        101,501
Net current liabilities of discontinued
  operations                                            238,787        412,720

Capital lease obligations current portion                33,187         34,106
                                                    -------------   ------------
  Total current liabilities                           1,591,195      1,736,513
Notes payable-long term                                 250,000              0
Capital lease obligation, long term                      45,185         70,492
                                                    -------------   ------------
Long term liabilities                                   295,185         70,492
                                                    -------------   ------------
  Total Liabilities                                 $ 1,886,380     $1,807,005
                                                    -------------   ------------
Stockholders' deficit, common stock, $0.001
  par value; 75,000,000 shares authorized;
  32,330,771 and 18,748,374 shares issued and
  outstanding, respectively                              34,820         28,224
Paid in capital                                       5,803,019      4,990,962
Notes receivable - stock subscription
  (contra-Equity)                                     (326,711)       (328,692)
Unamortized expenses (contra-equity)                  (126,259)       (157,224)
Accumulated deficit                                 (7,087,982)     (5,685,870)
                                                    -------------   ------------
  Total stockholders' deficit                       (1,703,113)     (1,152,600)
                                                    -------------   ------------
  Total liabilities and stockholder deficit          $  183,267      $ 654,405
                                                    -------------   ------------

                                  RISK FACTORS

        We are subject to various risks that may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

        We have historically lost money. In the year ended December 31, 2001 and for the nine months ended September 30, 2002, we had a net loss of ($2,352,154) and ($1,400,112) or ($0.10) and ($0.04) per share, respectively. In addition, we have phased out the TickeTrak Verification System, which accounted for substantially all of our sales during the nine months ended September 30, 2002. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

        We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available, if needed, or on favorable terms. Our inability to obtain adequate financing (whether from the Equity Line of Credit or otherwise) will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Our estimated operating expenses are expected to range from $840,000 to $1,000,000 over the next twelve months. Among other things, external financing may be required to cover our operating costs. External financing is expected to be provided under the Equity Line of Credit or otherwise from the sale of equity debt securities. Other than the Equity Line of Credit we do not have any commitments for financing.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

        Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years 2000 and 2001 financial statements, which states that our continued existence depends on our ability to meet financing requirements and the success of future operations, which raises substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our ability to obtain additional funding will determine our ability to continue as a going concern. We expect to be able to continue operations through January 31, 2003 with the cash currently on hand. After that date, we anticipate that our monthly operating expenses will be approximately $70,000. Accordingly, we will need to raise at least $70,000 per month under the Equity Line of Credit or other sources to meet our expected operating expenses.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON SEPTEMBER 30, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

        We had a working capital deficit of $1,407,928 as of September 30, 2002, which means that our current liabilities exceeded our current assets by $1,407,928. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2002 were not sufficient to satisfy all of our current liabilities on that date.

THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

        Prior to this offering there has been a limited public market for our common stock and there can be no assurance that an active trading market will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

        Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

        o    With a price of less than $5.00 per share;

        o    That are not traded on a "recognized" national exchange;

        o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

        o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

        Our success largely depends on the efforts and abilities of key executives and consultants, including Dennis W. Sorenson, our President. The loss of the services of Mr. Sorenson could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert managements' attention away from operational issues.

WE ARE DELINQUENT IN PAYING FEDERAL AND STATE GOVERNMENTAL AGENCIES PAYROLL AND SALES TAXES, WHICH IF REMAIN UNPAID COULD RESULT IN PENALTIES AND INTEREST, AS WELL AS A LIEN ON OUR PROPERTIES

        As of September 30, 2002, Coinless had payroll and sales taxes payable of $720,312. These tax payments are overdue. As a result, Coinless may become liable for penalties and interest in addition to the overdue amounts. No assurance can be given that the tax authorities will not immediately seek payment, or that the tax authorities will not commence an action or file a lien against Coinless or its assets to recover such taxes.

OUR SUCCESS IS HIGHLY DEPENDENT UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY

        To succeed, we will need to protect our intellectual property rights. To date, Coinless has received two patents on its "832" Scan-After-Print technology. Monitoring for unauthorized use of its intellectual property is difficult, and Coinless cannot be certain that the steps it has taken will be effective to prevent unauthorized use. Coinless may have to litigate to enforce its intellectual property rights. Such lawsuits, regardless of their merits, would likely be time-consuming and expensive and would divert management's time and attention away from business.

COINLESS' PRODUCTS ARE NOT YET COMMERCIALLY AVAILABLE AND HAVE NOT ACHIEVED ANY LEVEL OF MARKET ACCEPTANCE

        Coinless is in the process of establishing manufacturing capabilities of its slot tickets with UVA Shield Coating. Such manufacturing is expected to be conducted through a joint venture called Coinless System Printing Company. Accordingly, Coinless' slot tickets are not commercially available and have not achieved any level of market acceptance. Likewise, Coinless' "832" Scan-After-Print technology has not achieved any level of market acceptance. No assurances can be given that its products or technology will achieve market acceptance due to many factors, including technological advances made by competitors, pricing, quality control, the availability of cash flow to satisfy obligations, changes in laws or regulations affecting the gaming industry and other factors discussed in this Prospectus. Our success depends upon the gaming industry's acceptance of these products and technologies to an extent that we can generate sufficient revenues and cash flows to finance operations.

THE GAMING INDUSTRY IS SUBJECT TO STRICT GOVERNMENT REGULATIONS, WHICH MAY ADVERSELY AFFECT FUTURE OPERATIONS AND NEGATIVELY AFFECT OUR ABILITY TO GROW

        Although Coinless is not currently subject to gaming regulations, the gaming industry is highly regulated. These regulations are evolving. Our prospective customers are subject to such regulations, and changes to such regulations could adversely affect our business operations, especially if they mandate use of technologies not involving those developed by Coinless. Such regulations would adversely affect Coinless' future operations and negatively affect its ability to grow its operations.

                         RISKS RELATING TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

        Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. We are authorized to issue a total of 75,000,000 shares of common stock, of which 32,830,771 shares are outstanding. Of that total, 11,555,932 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 21,283,839 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

        In addition, we have outstanding warrants to purchase up to 100,000 shares of common stock and debentures convertible into 6,793,480 shares of common stock.

        Upon issuance of the maximum number of shares being registered in this offering, there will be an additional 40,793,480 shares of common stock outstanding (including the shares available for issuance upon conversion of the debentures). These shares may be resold to the public upon issuance under the Equity Line of Credit or conversion of outstanding Convertible Debentures and upon effectiveness of the accompanying registration statement.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

        The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease, in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE  INVESTOR   UNDER  THE  EQUITY  LINE  OF  CREDIT  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

        The common stock to be issued under the Equity Line of Credit will be issued at a 3% discount to the lowest closing bid price for the 5 consecutive trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

        The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 41,880,436 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UPON CONVERSION OF DEBENTURES AND UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THE INVESTOR UNDER THE EQUITY LINE OF CREDIT OR THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

        The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock upon conversion of debentures and under the Equity Line of Credit could encourage short sales by the Cornell Capital Partners, the investor under the Equity Line of Credit, or third parties. Such events could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

        Before this offering our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

        The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

        We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed due to several factors. For example, our continued access to financing under the Equity Line of Credit requires the accompanying registration statement to be declared effective and must remain effective continuously. In addition, our continued access depends on us having a sufficient number of authorized shares of common stock available for issuance. Pursuant to our Articles of Incorporation, we are authorized to issue 75,000,000 shares of common stock, of which 32,830,771 shares are outstanding, 6,793,480 shares are underlying convertible debentures and 400,000 shares are underlying outstanding options and warrants. Accordingly, we have 34,975,749 shares of common stock available for issuance (i.e. the difference between 75,000,000 and 40,024,251, the sum of the outstanding shares of common stock and the shares underlying debentures, options, and warrants). We would need shareholder approval in order to increase the number of shares of common stock that we are authorized to issue, which approval may or may not be granted. For example, if Coinless had issued all 34,000,000 shares being registered under the Equity Line of Credit at a recent price of $0.06 per share, then Coinless would receive gross proceeds of $2,040,000, or $2,960,000 less than the $5 million available under the Equity Line of Credit. The number of shares being registered under the Equity Line of Credit was limited to 34,000,000 shares because Coinless has an insufficient number of authorized common stock to register any additional shares.

THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

        We are registering 41,880,436 shares of common stock in this offering, of which 1,086,956 shares of common stock have been issued. Assuming the balance of the shares of common stock are issued under the Equity Line of Credit, these shares represent 56.9% of our outstanding common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders may have enough shares to assume control of Coinless by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

        The following table presents information regarding the selling stockholders. The table identifies the selling stockholders and the type of securities to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Coinless, except as follows:

        o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and a holder of the convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Cornell Capital Partners intends to resell (i) 1,043,478 shares of common stock it received as a commitment fee under the Equity Line of Credit, (ii) 6,793,480 shares of common stock to be issued upon conversion of outstanding Convertible Debentures held by Cornell Capital Partners and (iii) 34,000,000 shares of common stock to be issued under the Equity Line of Credit. Cornell Capital Partners received or will receive all shares of stock to be sold in this offering under either the Equity Line of Credit or upon conversion of Convertible Debentures. These transactions are described below:

             In October 2002, Coinless entered into the Equity Line of Credit Agreement where Coinless may, at its discretion, periodically sell and sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period. Cornell Capital Partners, LP will purchase the shares of common stock for a 3% discount to the lowest closing bid price of the common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit (which will be paid in cash to Cornell Capital Partners), together with a one-time commitment fee of $240,000, which was paid by the issuance of 1,043,478 shares of common stock. Coinless is registering 34,000,000 shares of common stock to be issued under the Equity Line of Credit. This offering include the 1,043,478 shares of common stock received by Cornell Capital Partners as a commitment fee and the 34,000,000 shares of common stock to be issued under the Equity Line of Credit.

             In June 2002, Coinless entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. pursuant to which Coinless sold Two Hundred and Fifty Thousand Dollars of convertible debentures to Cornell Capital. The debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. This offering includes 6,793,480 shares of common stock that may be issued to Cornell Capital Partners upon conversion of the debentures.

        o Westrock Advisors, Inc. is a registered broker-dealer that has been retained by Coinless. Westrock Advisors, Inc. is unaffiliated with Cornell Capital Partners, L.P., although Westrock Advisors has been retained by other companies entering into Equity Line of Credit transactions offered by Cornell Capital Partners. It has provided advice to Coinless in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 43,478 shares of Coinless' common stock, which shares are being registered in this offering. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors, Inc.

             Additionally, Westrock Advisors, Inc. was paid a fee of 43,478 shares of Coinless' common stock, which is equal to $10,000 at a closing bid of $0.23 on May 31, 2002 for acting as the placement agent.

        The table follows:

                                                                         PERCENTAGE
                                                                             OF
                                         PERCENTAGE                      OUTSTANDING
                                             OF           SHARES TO      SHARES TO BE
                                         OUTSTANDING     BE ACQUIRED       ACQUIRED                     PERCENTAGE
                           SHARES          SHARES         UNDER THE       UNDER THE                      OF SHARES
                        BENEFICIALLY    BENEFICIALLY       EQUITY          EQUITY      SHARES TO BE    BENEFICIALLY
                        OWNED BEFORE    OWNED BEFORE       LINE OF         LINE OF      SOLD IN THE     OWNED AFTER
 SELLING STOCKHOLDER      OFFERING       OFFERING(1)       CREDIT          CREDIT         OFFERING       OFFERING
---------------------  --------------  --------------   -------------   -------------- -------------  ---------------
Cornell Capital
  Partners, L.P.         7,836,958(3)      19.78%       34,000,000(2)      50.9%(5)      41,836,958        0.00%

Westrock Advisors,
  Inc.                      43,478(4)           *               --           --              43,478        0.00%
                        -------------  --------------   -------------   -------------- -------------  ---------------
GRAND TOTAL              7,880,436         19.89%       34,000,000         50.9%         41,880,436        0.00%
                        =============  ==============   =============   ============== =============  ===============

----------
*       Less than 1%.

(1) Applicable percentage of ownership is based on 32,830,771 shares of common stock outstanding as of January 10, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of January 10, 2003, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 10, 2003, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Cornell Capital's obligations to purchase shares under the Equity Line of Credit is non-transferable. The number of shares represented in the table to be issued under the Equity Line of Credit was selected by Coinless does not necessarily represent the number of shares that will actually be issued or sold under the Equity Line of Credit.

(3) This consists of 1,043,478 shares of common stock and debentures convertible into 6,793,480 shares of common stock.

(4)     Represents shares of common stock.

(5) This represents the percentage of the total outstanding shares of common stock to be acquired by Cornell Capital under the Equity Line of Credit. The percentage is calculated by dividing the number of shares to be issued or 34,000,000 shares by the total shares outstanding (including those to be issued) or 66,830,771 shares.

                                 USE OF PROCEEDS

        This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 trading days immediately following the notice date. Cornell Capital Partners, L.P. will retain 5% of each advance (which will be paid in cash).

        For illustrative purposes, Coinless has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 5% retainage. Note that at a recent price of $0.06 per share, Coinless would receive gross proceeds of $2,040,000 or $2,960,000 less than the $5.0 million available under the Equity Line of Credit.

GROSS PROCEEDS                        $1,000,000    $2,000,000    $3,000,000   $5,000,000

NET PROCEEDS                            $865,000    $1,815,000    $2,765,000   $4,665,000

USE OF PROCEEDS:                          AMOUNT        AMOUNT        AMOUNT       AMOUNT

Reduction of outstanding trade
  credit                                $200,000      $375,000      $375,000     $375,000
Reduction of current liabilities,
  including accrued taxes and
  expenses and notes payable             131,940       893,565       973,564      973,564
Reserve for future acquisitions               --            --       855,000    2,815,000
General working capital                  533,060       546,435       561,436      501,436
                                      ----------   -----------  ------------  -----------
TOTAL                                   $865,000    $1,815,000    $2,765,000   $4,665,000
                                      ==========   ===========  ============  ===========

                                    DILUTION

        The net tangible book value of Coinless as of September 30, 2002 was ($1,751,634) or ($0.0534) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Coinless (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Coinless, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.06 per share.

        If we assume that our company had issued 34,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.06 per share (I.E., the maximum number of shares that are being registered in the accompanying registration statement), less retention fees of $102,000 and offering expenses of $85,000, our net tangible book value as of September 30, 2002 would have been ($101,366) or ($0.0015) per share. Note that at an assumed offering price of $0.06 per share, Coinless would receive gross proceeds of $2,040,000 under the Equity Line of Credit, which is $2,960,000 less than the $5.0 million available under the Equity Line of Credit. The reason that less than $5.0 million is available under the Equity Line of Credit is that Coinless has decided to limit the number of shares to be registered in the offering to 34,000,000 shares of common stock, which at a purchase price of $0.06 per share would result in gross proceeds of $2,040,000. The number of shares being registered was limited to 34,000,000 shares because Coinless has an insufficient number of authorized common stock to register any additional shares. In order to increase our authorized common stock, Coinless would need to obtain the approval of a majority of its outstanding shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0519 per share and an immediate dilution to new stockholders of $0.0585 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                             $0.0600
Net tangible book value per share before
  this offering                                     ($0.0534)
Increase attributable to new investors               $0.0519
                                                   ----------
Net tangible book value per share after
  this offering                                                    ($0.0015)
                                                                  ----------
Dilution per share to new stockholders                              $0.0585
                                                                  ==========

        The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                   ASSUMED         NO. OF SHARES TO      DILUTION PER SHARE
               OFFERING PRICE        BE ISSUED(1)         TO NEW INVESTORS
              ----------------    ------------------    --------------------
                   $0.0600            34,000,000              $0.0585
                   $0.0450            34,000,000              $0.0507
                   $0.0300            34,000,000              $0.0430
                   $0.0150            34,000,000              $0.0352

----------

(1) This represents the maximum number of shares of common stock registered in this offering under the Equity Line of Credit.

        If Coinless is unable to utilize the $5.0 million available under the Equity Line of Credit because it did not register a sufficient number of shares, then Coinless would need to register additional shares to utilize the full amount available thereunder. Coinless has not decided if it would undertake such a registration. The registration and resale of additional shares would result in greater dilution to the existing shareholders. The amount of any additional dilution cannot be determined at this time because Coinless has not decided to undertake additional shares registered, if any, and the price of the stock at the time of sale.

                              EQUITY LINE OF CREDIT

        SUMMARY. In May 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Subsequently, we filed a registration statement purporting to register the shares to be issued under the Equity Line of Credit. The May 2002 Equity Line of Credit was terminated by mutual consent because it contained impermissible conditions to closing and therefore did not constitute a completed private placement. In September 2002, we withdrew the registration statement relating to the May 2002 Equity Line of Credit. In October 2002, we entered into a new Equity Line of Credit that contained identical terms to the May 2002 agreement, except for the provisions that contained the impermissible conditions. The discussion below relates to the October 2002 Equity Line of Credit.

        Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 97% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 trading days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners received a one-time commitment fee of $240,000 which was paid by the issuance of 1,043,478 shares of our common stock and will retain 5% of each advance under the Equity Line of Credit (which amount will be paid in cash to Cornell Capital Partners). In addition, Coinless engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. was paid a fee of $10,000, paid by the issuance of 43,478 shares of Coinless' common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by Coinless.

        EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 6 trading days. A closing will be held 7 days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount, less the 5% retention.

        We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

        The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period. Coinless may not request an advance, however, that would result in Cornell Capital Partners' owning more than 9.9% of the Coinless' total outstanding shares. Since Cornell Capital repeatedly acquire and sell these shares, these limitations will not limit potential dilutive effect on the total number of shares that Cornell Capital may receive under the Equity Line of Credit.

        We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, if Coinless had issued all 34,000,000 shares being registered under the Equity Line of Credit, then Coinless would receive gross proceeds of $2,040,000, or $2,960,000 less than the $5 million available under the Equity Line of Credit.

        Coinless is registering 40,793,480 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. The issuance of shares under the Equity Line of Credit and debentures may result in a change of control. That is, up to 40,793,480 shares of common stock could be issued. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would likely have enough shares to assume control of Coinless by electing its or their own directors.

        Proceeds received under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

        We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In addition, Cornell Capital Partners will retain 5% of each advance (which will be paid in cash). In connection with the Equity Line of Credit, we also paid Cornell Capital Partners a one-time commitment fee of $240,000, which was paid by the issuance of 1,043,478 shares of common stock. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. was paid a fee of $10,000, paid by the issuance of 43,478 shares of common stock. The number of shares issued as a commitment fee and as a placement agent fee was based on a closing bid price of $0.23 on May 31, 2002.

                              PLAN OF DISTRIBUTION

        The selling stockholders have advised us that the sale or distribution of Coinless' common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Coinless' shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Coinless' shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Coinless' common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay Coinless 97% of the lowest closing bid price of Coinless' common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by Coinless under the Equity Line of Credit (which will be paid in cash), plus a one-time commitment fee of $240,000, which was paid by the issuance of 1,043,478 shares of common stock. The 3% discount, the 5% retainage, and the commitment fee are underwriting discounts. In addition, Coinless engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to provide investment banking services it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. was paid a fee of $10,000, paid by the issuance of 43,478 shares of Coinless' common stock.

        Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Coinless' stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Coinless' common stock.

        Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000, as well as retention of 5% of the gross proceeds received under the Equity Line of Credit. In addition, Coinless engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 43,478 shares of Coinless' common stock. The estimated offering expenses consist of: a SEC registration fee of $197 printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000, blue sky qualification fees and expenses of $2,500, and miscellaneous expenses of $14,803. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

        The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Coinless' common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from Coinless under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        THE FOLLOWING INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF COINLESS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

        Since its inception, Coinless has primarily been a research and development company that has had limited sales. The coinless gaming industry has grown dramatically over the past three years. During this period, Coinless discovered that with technological advances in the industry would sometimes render Coinless' prototypes outdated or obsolete by the end of their development cycles.

        At its inception, Coinless' TickeTrak(R) technology was justified by the cost of the TickeTrak device being attached to a slot machine. The business platform that the TickeTrak technology was based on was used in $0.25 slot machines, which needed to be refilled every other day. When used primarily with quarter machines, Coinless could justify the cost of a TickeTrak printing or printing/redeeming device based upon savings to the casino in just over a three-month period of time.

        In the coinless gaming industry, the years 2000 and 2001 were marked by a substantial influx of penny and nickel machines into the gaming market. Nickel and penny machines, which prior to 2000, reported 1% of the floor space in each casino, now represent nearly 50% of the entire population of slot machines on casino floors. Penny and nickel machines require more frequent maintenance then their $0.25 counterparts, typically needing to be refilled four to six times per day. Coinless gaming began to receive more attention from the gaming industry as a possible method of reducing costs. Consequently, many of the largest and most respected companies in the gaming industry began developing their own printer products to avail themselves of coinless gaming's new popularity. In early 2001, Coinless' management decided that it could not effectively compete against much larger rivals who had at their disposal significantly more resources allocated to research and development.

        Coinless discontinued engineering, sales and marketing of the device known as TickeTrak, reduced overhead, cut back on staff and began a concentrated effort in selling and marketing the one product Coinless believed would add value to the industry: our "832" Scan-After-Print patent. Statistically, the bar code used in the Ticket-In/Ticket-Out machines is susceptible to print and read errors. For example, in a 1,000-machine casino, printing an 18-character code on each ticket with each slot producing 20-30 tickets per day would generate either a print and/or read error once per day. We believe that Coinless' "832" Scan-After-Print is the only verification process currently available to the casinos to ensure the printed ticket they are producing and handing to a player has been electronically authenticated.

        In late June of 2001, International Game Technology signed a Cross-Licensing Agreement, giving them the right to install ticket printers with verification built into their slot machines using the "832" patent process. Contractually, International Game Technology agreed to only install units either purchased from Coinless or a licensed supplier authorized by Coinless.

        Coinless has approached several large gaming industry companies regarding the possibility of signing licensing agreements. In addition, Coinless Systems has approached the four major manufacturers of printing devices, offering to license them at a fee-per-unit-produced to incorporate the internal use of the `832' patented process in each of the unique printers. Coinless is continuing to seek to license the "832" technology.

        In addition, Coinless has licensed the patent for UVA Shield coating, which it believes will give it a competitive and marketing advantage through the production of a more durable and aesthetically pleasing ticket.

        To date, the following gaming device manufacturers have signed license agreements to install our patented "832" Scan-After-Print technology: Alliance Gaming Corporation, Aristocrat Technologies, Inc., Atronic Americas, LLC, Cyberdine Gaming, Inc., Innovating Gaming Corporation of America, Konami Gaming, Inc., Shufflemaster, Inc., Sigma Gaming, Inc., Tekbilt and WMS Gaming, Inc.

        Two of the top coinless gaming ticket printer manufacturers; MoneyControls, Ltd. and Seiko/Futurelogic, Inc., have signed a fee-per-unit produced License Agreement which incorporates the internal use of the "832" patented process in each of the unique printers.

        To position Coinless for an aggressive marketing campaign for ticket business, Coinless has entered into a letter of intent to form a joint venture with B&D Litho, Inc., an Arizona Printing company, to manufacture and distribute coinless gaming tickets, utilizing our patented process UVA Shield coating. The Joint Venture company will be named Coinless Systems Printing Company, LLC.

PLAN OF OPERATION

        Coinless has discontinued engineering, sales, and marketing of the TickeTrak device and intends to focus on the technologies set forth below.

        The specific plans for the funding necessary to work the outlined plan for marketing, selling and producing tickets is well documented. The gaming industry has made several attempts to market tickets through various methods which include brokers, e-mail and other methods of selling tickets into this industry with little or no success.

        Coinless has developed an approach for a hands-on program, going from casino to casino. Personally meeting with the casino heads and operations managers to establish a relationship to resolve the customers' dissatisfaction with suppliers whom they are currently being serviced by. The current installed base for Ticket-In/Ticket-Out is 100,000 printers in the field printing 20 tickets per day, per machine, equaling 2,000,000 tickets daily, or 730 Million a year. This is only one-fifth of the projected overall business through the year 2005.

        Coinless expects that it will need approximately $70,000 per month to cover operating expenses. These expenses are expected to be sufficient to satisfy its obligations for the '832' Scan After Print technology, as well as the B&D Litho joint venture. These monthly expenses are anticipated to consist of the following: administrative expenses of $15,000, insurance of $4,200, rent of $5,000, executive and marketing expenses of $3,500, interest of $1,400, debt payments of $2,000, payroll and taxes of $35,000 and miscellaneous of $3,900. These monthly obligations are expected to be funded from the proceeds anticipated to be received from the Equity Line of Credit or otherwise from the sale of equity or debt securities. In addition, Coinless' need for cash includes satisfying current liabilities of another $1,591,195, consisting of accounts payable and other accrued expenses of $425,656, accounts payable from discontinued operations of $238,787, payroll and sales tax payable of $720,312, the current portion of notes payable of $173,253 and the current portion of capital lease obligations of $33,187. Accounts payable and other accrued expenses consist primarily of trade accounts payable of $520,600, accrued interest of $13,703 and accrued payroll of $130,140. Payroll and sales tax payable consist of amounts owed to federal and state taxing authorities for unpaid payroll withholding taxes and sales and use taxes. Notes payable consists primarily of loans made to related parties, which loans are due on demand. Coinless does not currently have sufficient funds to satisfy these obligations.

        B&D LITHO. These monies will be required regardless of whether a final deal is consummated with B&D Litho or another converter of equal size, because Coinless expects to be responsible for the sales and marketing. This will require 3-5 people nation-wide to sell on a direct basis. It is our intent to expand the product line to avoid a sales person calling on each casino with only one product to sell. We have initiated conversations with other manufacturers who are interested to have our sales force represent their products.

        '832' "SCAN AFTER PRINT TECHNOLOGY. With respect to the '832' Scan After Print Technology, all financial aspects have been absorbed by Coinless during the past 18 months. Coinless has a majority of the existing slot manufacturers contractually obligated to only use Scan After Print printers that are either purchased from Coinless or from an authorized manufacturer who is paying Coinless a royalty. Additional patents have been applied for to expand our scope for industries other than gaming.

        Futuristically, there are no financial obligations projected at this time until we either purchase and/or develop a patented product where we have the intellectual property rights.

RESEARCH AND DEVELOPMENT

        Coinless does not anticipate any research and development expenses over the next 12 months.

PLANT AND EQUIPMENT

        Coinless does not anticipate plant and equipment expenses over the next 12 months.

EMPLOYEES

        Coinless has seven full time employees and consultants, subject to funding, anticipates hiring one or two administrative assistants and three sales people over the next 12 months.

GOING CONCERN

        The accompanying consolidated financial statements are presented on the basis that Coinless will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying consolidated financial statements, Coinless incurred a net loss of $1,400,112, $2,461,664 and $1,303,782, excluding extraordinary gain for the period ended September 30, 2002 and the years ended December 31, 2001 and 2000, respectively, and as of September 30, 2002, Coinless' current liabilities exceeded its current assets by $1,407,928 and its total liabilities exceeded its total assets by $1,703,113.

        Management is attempting to arrange additional financing and increasing marketing efforts in an effort to generate revenues. Coinless' continued existence depends on its ability to meet its financing requirements and the success of its future operations. Coinless' financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RESULTS OF OPERATIONS

        The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO SEPTEMBER 30, 2001

        SALES. During the nine months ended September 30, 2002, Coinless had ticket stock sales, from continuing operations, of $0 compared to $7,581 in ticket stock sales in the comparable period in the prior year. Coinless has phased out its TickeTrak(R) Verification System because it could not effectively compete in that market. To date, Coinless has not earned sales from its "832" patent process and UVA Shield Coating. No provisions were established for estimated product returns and ticket stock allowances based on Coinless' historical experience.

        COST OF SALES. During the nine months ended September 30, 2002, Coinless had cost of sales, from continuing operations of $0 compared to $4,692 cost of ticket stock sales in the comparable period in the prior year.

        OPERATING EXPENSES. Operating Expenses, from continuing operations, increased $410,283 or 39.9% to $1,436,258 for the nine months ended September 30, 2002 compared to $1,025,975 in the comparable period of the prior year. The increase is due primarily to legal fees and expenses in obtaining equity credit line financing of $5,000,000. Professional and legal fees increased $587,811, over comparable period last year. Other expenses increased this period were rent by $2,290; taxes $8,752 and depreciation/amortization $10,699. This increase was partially offset by a decrease in marketing expenses $2,647, administrative $12,911, insurance $27,168 and salaries $156,543.

        During the period ending September 30, 2002, operating expenses consisted of marketing expenses, from continuing operations of $25,828, administrative expenses of $72,678, employee compensation of $294,258, insurance $11,410, rent $68,070, taxes $56,770, depreciation/amortization $40,698 and professional and public relations fees $866,512. During the same period ended September 30, 2001 operating expenses consisted of marketing expenses $28,475, administrative expenses $85,589, employee compensation $382,971 insurance $38,608, rent $65,780, taxes $48,018, depreciation/amortization $29,994 and professional and public relations fees $346,540.

        LOSS FROM OPERATIONS. The loss from continuing operations increased by $413,172, or 40.3%, to $1,431,258 in the period ended September 30, 2002 compared to $1,023,086 for the comparable period in the prior year. The increase resulted from an increase in operating expenses for the reasons specified above.

        INTEREST AND OTHER INCOME. Interest and other income decreased $16,999, or 41.6%, to $12,755 for the period ended September 30, 2002 from $29,754 for the comparable period in the prior year. This decrease relates to a reduction in interest income due to payment of principal on notes receivable.

        INTEREST EXPENSE. Interest expense decreased by $13,594, or 24.8%, to $42,474 in the period ended September 30, 2002 from $56,068 in the comparable period in the prior year. This decrease relates to a reduction in principal of notes payable.

        NET PROFIT FROM DISCONTINUED OPERATIONS. During the nine months ended, Coinless had sales of discontinued product of $290,024. These sales consisted of the sale of our TickeTrak(R) verification system. These sales were for installation in gaming devices sold to a New Mexico manufacturer. Cost of Sales for this sale was $224,159, resulting in a profit of $65,865 for discontinued operations. This profit compared to a net loss of $133,203 for the comparable period in the prior year.

        NET LOSS. Net loss increased $217,509, or 18.4%, to $1,400,112 in the period ended September 30, 2002 from $1,182,603 in the comparable period in the prior year. The increase in net loss resulted primarily from the increase in operating costs, which was partially offset by a gross profit of $65,865.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000

        SALES. During the year ended December 31, 2001, Coinless had revenue from sale of ticket stock of $9,660, compared to no revenue in the year 2000. The increase in the current year resulted in sale of ticket stock for use in IGT EZ-Pay slot systems. Coinless anticipates that future sales (if any) will be derived from the sale of ticket stock to casinos and license fees from Printer Manufacturers for our "832" Scan After Print Patented Technology. Coinless recognizes sales of products when both title and risk of loss is transferred to the customer, provided that no significant obligations remain. This usually occurs on the date of shipment.

        COST OF SALES. During the year ended December 31, 2001, we had cost of sales of $6,594, which was the cost of sales for the sale of tickets. There were no sales in prior year, resulting in no cost of sales.

        OPERATING EXPENSES. Operating expenses, from continuing operations increased by $895,718, or 69.4%, to $2,185,918 for the year ended December 31, 2001 from $1,290,200 in the prior year. This increase resulted primarily from increases in employee compensation of $167,589, insurance expenses of $22,324, rent expense of $25,038, depreciation and amortization of $36,942, and professional fees of $761,178. These expenses were partially offset by decreases in administrative expenses of $54,440, and marketing and tax expenses of $62,913, each resulting from a change in our business plan to focus on the "832" technology and UVA Shield Coating. Employee compensation rose due to the addition of a Vice-President of Operations and salary increases for clerical staff. Insurance expense rose due to increased rates for business liability, fire coverage and additional employees added to our group medical plan. Rent expense increased due to our move to Las Vegas, Nevada. Depreciation and amortization expenses rose due to the purchase of additional equipment and the write-off of leasehold improvements. Professional fees increased due to a change in legal counsel and the use of consultants for business planning and public relations.

        LOSS FROM CONTINUING OPERATIONS. The loss from continuing operations increased by $892,652, or 69.1%, to $2,182,852 in the year ended December 31, 2001 from $1,290,200 in the prior year. The increase resulted from reclassifying sales of $126,597; cost of goods of $28,090 and gross profit of $98,507 as discontinued operations pursuant to SFAS #144.

        OTHER INCOME AND EXPENSE. Interest and other income decreased $11,662, 18.7%, to $50,726 in the year ended December 31, 2001 from $62,388 in the prior year. The decrease in interest and other income is primarily due to a reduction in Coinless' notes receivable. These notes receivable consist primarily of notes receivable for stock subscriptions.

        Interest expenses decreased $25,358, or 28.4%, to $63,929 in the year ended December 31, 2001 from $89,287 in the prior year. Interest expenses decreased primarily from the paydown of principal on notes payable.

        During the year ended December 31, 2001, Coinless incurred a settlement loss of $157,430. In December 1999 Coinless sold certain assets and inventories to an unrelated party for $325,000. The unrelated party paid $200,000 in cash, of which $50,000 was deposited into an escrow account to cover any sales tax liability borne by Coinless. In 2001, Coinless agreed to reduce the purchase price to $167,723, which was satisfied by the cash paid at closing. As a result of the reduction of the purchase price, Coinless recognized a settlement loss of $157,430 in 2001. Additionally, Coinless also agreed to pay a sum of $13,738 for the legal fee incurred in the settlement, which was paid in March 2002.

        NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS: No revenue was earned from discontinued operations during year ending December 31, 2001. In September 2001, CSI discontinued prividing our TicketTrack(R) devide because of high costs of manufacturuing, engineering and research and development. Revenues of $126,597 were earned the prior comparable period. Loss from discontinued operations increased to $107,379 during 2001 compared to a net profit of $12,669 for comparable period 2000.

        NET LOSS BEFORE EXTRAORDINARY ITEM. During the year ended December 31, 2001, Coinless had a net loss before extraordinary item of $2,461,664, an increase of $1,156,882 over the prior year. This increase resulted primarily from the decrease in sales due to the phase-out of the TickeTrak(R) Verification System, an increase in operating expenses and the settlement loss related to the reduction in the purchase price of assets and inventories sold in 1999.

        EXTRAORDINARY ITEM. During the year ended December 31, 2001, Coinless incurred an extraordinary gain of $109,510. This extraordinary gain resulted after Coinless determined that the applicable statute of limitations expired on accounts payable of $109,510. This extraordinary gain was recorded in accordance with SFAS No. 140 in December 2001. Coinless adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125, which provides accounting and reporting standards for transfers and servicing of financial assets and
extinguishments   of  liabilities.   SFAS  140  requires  that  a  liability  be
derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor. Therefore, a liability is not considered extinguished by an in-substance defeasance.

        NET LOSS. Coinless' net loss increased $1,048,372, or 80.4%, to $2,352,154 in the year ended December 31, 2001 from $1,303,782 in the prior year. This increase resulted primarily from the decrease in sales due to the phase-out of the TickeTrak(R) Verification System, an increase in operating expenses and the settlement loss related to the reduction in the purchase price of assets and inventories sold in 1999.

LIQUIDITY AND CAPITAL RESOURCES

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, Coinless generated sales, from continuing and discontinued operations of $290,024 and $9,660, incurred net losses of $1,400,112 and $2,352,154 and had cash flow deficiencies from operating activities of $133,553 and $778,560, respectively. As a result, as of September 30, 2002, Coinless had a cash balance of $2,536, a working capital deficit of $1,552,171 and an accumulated deficit of $7,087,982. Coinless has phased out its TickeTrak(R) Verification System, the system that accounted for substantially all of its sales during these periods. Coinless is focusing its operations on the licensing of its "832" Scan After Print patent and UVA Shield Coating on ticket stock, but has not generated licensing revenue to date.

        The primary source of financing for Coinless has been through the issuance of common stock and debt. Coinless had cash balances on hand of $2,536 as of September 30, 2002 and $0 as of December 31, 2001. In addition, on September 30, 2002, Coinless had notes receivable of $326,711, consisting of notes receivable from the sale of common stock. Coinless' cash position continues to be uncertain. Coinless' primary need for cash is to fund our ongoing operations until such time that the sale of products generates enough revenue to fund operations. There can be no assurance as to the receipt or timing of revenues from operations. Coinless anticipates that its operations will require at least $70,000 per month. These monthly expenses are anticipated to consist of the following: administrative expenses of $15,000, insurance of $4,200, rent of $5,000, executive and marketing expenses of $3,500, interest of $1,400, debt payments of $2,000, payroll and taxes of $35,000 and miscellaneous of $3,900. These monthly obligations are expected to be funded from the proceeds anticipated to be received from the Equity Line of Credit or otherwise from the sale of equity or debt securities. In addition, Coinless' need for cash includes satisfying current liabilities of another $1,591,195, consisting of accounts payable and other accrued expenses of $664,443, payroll and sales tax payable of $720,312, the current portion of notes payable of $173,253 and the current portion of capital lease obligations of $33,187. Accounts payable and other accrued expenses consist primarily of trade accounts payable of $520,600, accrued interest of $13,773 and accrued payroll of $130,140. Payroll and sales tax payable consist of amounts owed to federal and state taxing authorities for unpaid payroll withholding taxes and sales and use taxes. These tax payments are overdue. Accordingly, Coinless may become liable for penalties and interest in addition to the overdue amounts. Coinless' operations would be jeopardized if the taxing authorities were to take legal action against Coinless to collect the unpaid taxes, which may include legal action or the filing of liens against its assets. Coinless' ability to continue operations would be jeopardized if any of these actions were to occur. Notes payable consists primarily of loans made to related parties, which loans are due on demand. Coinless does not currently have sufficient funds to satisfy these obligations. In addition to the current liabilities, Coinless has long-term liabilities of $295,185, consisting of notes payable of $250,000 and capital lease obligations of $45,185.

        As discussed above, Coinless has total liabilities of $1,886,380 as of September 30, 2002. Included in that total are contractual obligations of $767,212. These contractual obligations, along with the dates in which such payments are due, are described below:

                                              PAYMENTS DUE BY PERIOD
                                           1 YEAR       2-3      4-5     AFTER
CONTRACTUAL OBLIGATIONS          TOTAL     OR LESS     YEARS     YEARS   5 YEARS
-----------------------          -----     -------     -----     -----   -------
Notes Payable                   423,253    173,253    250,000       --        --
Capital Lease Obligations        78,372     33,187     45,185       --        --
Operating Leases                265,687    109,716    155,971       --        --
Total Contractual Cash
  Obligations                   767,312    316,156    451,156       --        --

        In addition to the total liabilities, Coinless has contractual obligations under employment agreements to Messrs. Dorsett and Sorenson. These employment obligations are approximately $252,000 per year, paid semi-monthly including base salaries and automobile allowances. These obligations are expected to be funded from the proceeds to be received from the Equity Line of Credit and proceeds from the sale of our products.

        During the nine months ended September 30, 2002, Coinless had a net increase in cash of $2,536. Coinless' sources and uses of funds in the current nine months were as follows:

        CASH USED BY OPERATING ACTIVITIES. Coinless had cash used by operating activities of $133,553 in the nine months ended September 30, 2002. Cash provided by operating activities consisted of non-cash expenses (depreciation and amortization of $40,693 and common Stock issued for services of $695,352), an increase in tangible assets of $3,000, an increase in accrued expenses of $261,545 and a decrease in inventory of $412,728. (This inventory was decreased by use in the final sale of our TickeTrak device and return of inventory to vendor. This resulted in the discontinuance of our marketing of TickeTrak devices. Future revenues will be earned from License Fees of our patented "832" Scan After Print Technology. These items were offset by a net loss of $1,469,977 from continuing operations and a net profit of $65,865 from discontinued operations and an increase in accounts receivable of $766, an increase in prepays of $168,705 and a decrease in accounts payable of $182,439 and a reclassification of unamortized stock expenses of $126,295

        CASH USED IN INVESTING ACTIVITIES. Coinless used net cash of $1,000 in investing activities in the nine months ended September 30, 2002. This relates to an increase in fixed assets.

        CASH USED IN FINANCING ACTIVITIES. Coinless had cash provided by financing activities of $135,089, consisting primarily of an increase in notes payable of $68,618 and decreases in capital leases of $26,224. These uses were partially offset by proceeds received from the sale of common stock of $121,000. Coinless has issued a number of demand notes this period. On January 17, 2002, Coinless issued a demand note with an 8.5% annual rate of interest to Dennis and Janice Sorenson, in the principal amount of $30,000. On February 20, 2002, Coinless issued another demand note with an 8.5% annual rate of interest to Dennis and Janice Sorenson, in the principal amount of $11,000. On March 7, 2002, Coinless issued a demand note with an 8.5% annual rate of interest to Management Programs, Inc. in the principal amount of $15,000 Coinless issued two Demand Notes to Dennis and/or Janice Sorenson, one dated May 2, 2002 for $10,000, another on May 24, 2002 for $20,000; both bearing interest of 8.5% per annum.

        o In May 2002, Coinless received gross proceeds of $250,000 from the sale of convertible debentures. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to 120% of the closing bid price of the common stock as of the closing date or (b) an amount equal to 80% of the average closing three bid prices of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.0480 (i.e., 80% of the recent price of $0.06), then the holders of the convertible debentures would have received 5,208,333 shares of common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holders' option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 10% premium prior to May 2004.

        o In May 2002, Coinless entered into an Equity Line of Credit Agreement. Subsequently, we filed a registration statement purporting to register the sales to be issued under the Equity Line of Credit. The May 2002 Equity Line of Credit was terminated by mutual consent because it contained provisions that did not comply with the SEC's interpretations for registration. In September 2002, we withdrew the registration statement relating to the May 2002 Equity Line of Credit. In October 2002, we entered into a new Equity Line of Credit that contained identical terms to the May 2002 agreement, except for the provisions that did not comply with SEC interpretations. Under the October 2002 Equity line of Credit, Coinless may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5.0 million. Note that at a recent price of $0.06 per share, Coinless would receive gross proceeds of $2,040,000 or $2,960,000 less than the $5.0 million available under the Equity Line of Credit. Subject to certain conditions, Coinless will be entitled to commence drawing down on the Equity Line of Credit when the common stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. These conditions require that Coinless have an effective registration statement at the time of an advance, that the advances not cause the investor's beneficial ownership of common stock to exceed 9.9% and that Coinless has sufficient shares of common stock registered in the accompanying registration statement. In addition, the Equity Line of Credit has a provision that prohibits it from issuing common stock for less than its market price, which prohibition could make it more difficult for Coinless to obtain funding from sources other than the Equity Line of Credit. The purchase price for the shares will be equal to 97% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any seven-day period. Coinless paid Cornell a one-time commitment fee of 1,043,478 shares of common stock. Cornell Capital Partners will also retain 5% of each advance (which will be paid in cash). In addition, Coinless will entered into a placement agent agreement with Westrock Advisors, Inc., an unaffiliated registered broker-dealer. Pursuant to the placement agent agreement, Coinless paid a one-time placement agent fee of 43,478 shares of common stock.

        Coinless believes that it has sufficient funds on-hand to meet its obligations through January 31, 2003. After that date, Coinless will need significant new funding from the sale of securities or borrowing to fund its ongoing operations and to satisfy its outstanding liabilities. Other than the Equity Line of Credit, no financing agreement has been finalized and there can be no assurances that the financing transactions will be completed. Additionally, there is no assurance that if finalized, these financing arrangements will enable us to raise the requisite capital needed to implement our long-term growth strategy or that alternative forms of financing will be available should Coinless fail to consummate a new financing transaction. Current economic and market conditions have made it very difficult to raise required capital for Coinless to implement its business plan.

SUBMISSION OF MATTERS TO A VOTE SECURITY HOLDERS

        None.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

        In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed." SFAS No. 144 provides one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management believes the adoption of the statement will not have a material effect on Coinless' financial statements.

        In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as a component of the carrying amount of the long-lived asset and allocated to expense over the useful life of the asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management believes the adoption of the statement will not have a material effect on Coinless' financial statements.

        SFAS No. 142 "Goodwill and Other Intangible Assets" was issued effective for the first period of all fiscal years beginning after December 15, 2001, with early adoption permitted for entities with fiscal years beginning after March 15, 2001. SFAS No. 142 addresses how acquired intangible assets should be accounted for in financial statements upon their acquisition, and also how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. In general, non-goodwill intangible assets are to be amortized in accordance with their estimated useful lives. In addition, amortization of goodwill has been eliminated, with capitalized goodwill now being subjected to at least an annual assessment for impairment. A two-step process is to be used to determine, first whether an impairment exists, and then whether an adjustment is required. SFAS No. 142 is effective for Coinless for the fiscal quarter beginning January 1, 2002. Coinless is currently evaluating the impact of SFAS 142.

        In June 2001, SFAS No. 141, "Business Combinations" was issued establishing accounting and reporting standards requiring all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. SFAS No. 141 is effective for Coinless for the fiscal quarter beginning July 1, 2001. The adoption of SFAS 141 did not have a material effect on Coinless' operating results or financial condition.

        In July 2000, the EITF began discussing Issue 00-18, "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees". The issues are (a) the grantor's accounting for a contingent obligation to issue equity instruments (subject to vesting requirements) when a grantee performance commitment exists but the equity instrument has not yet been issued, (b) the grantee's accounting for the contingent right to receive an equity instrument when a grantee performance commitment exists prior to the receipt (vesting) of the equity instrument, and
(c) for equity instruments that are fully vested and nonforfeitable on the date the parties enter into an agreement, the manner in which the issuer should recognize the fair value of equity instruments. However, the EITF did not reach a consensus on any of these issues, and further discussion of Issue 00-18 is expected at a future meeting. Coinless is currently evaluating the impact of Issue 00-18.

CRITICAL ACCOUNTING POLICIES

        REVENUE RECOGNITION. Coinless adopted Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The adoption of SAB 101 did not have a material impact on Coinless' operating results or financial positions.

        Sales of product and equipment are recognized when both title and risk of loss transfers to the customer (usually it is the date of shipment), provided that no significant obligations remain. No provisions were established for
estimated   product  returns  and  allowances  based  on  Coinless'   historical
experience.

        ACCOUNTS RECEIVABLE. Management of Coinless considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. Bad debt expense for year ended December 31, 2001 was $1,373. There was no bad debt expense in 2000.

        INTANGIBLE ASSETS-PATENT RIGHTS. Coinless has acquired certain patent rights that are being amortized on a straight-line basis over 180 months. Total amortization for the years ended December 31, 2001 and 2000 was $2,027 and $1,910, respectively. None of our patent rights have been acquired from related parties.

        In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." SFAS 142 requires goodwill and certain other intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required. Coinless is currently assessing the impact of SFAS 142 on its operating results and financial condition.

        STOCK-BASED COMPENSATION. Coinless accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees. During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock options or similar equity instruments. Coinless has elected to adopt the disclosure-only provisions of SFAS No. 123 in accounting for employee stock options. Coinless accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 96-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

        SHIPPING AND HANDLING COSTS. In September 2000, the EITF reached a final consensus on Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue. Coinless historically has classified shipping charges to customers as revenue. With respect to the classification of costs related to the shipping and handling incurred by the seller, the EITF determined that the classification of such costs is an accounting policy decision that should be disclosed. It also determined that if shipping costs or handling costs are significant and are not included in cost of sales, a company should disclose both the amount(s) of such costs and the line item(s) on the income statement that include them. Coinless historically has included both inbound and outbound shipping charges in cost of sales.

        EXTINGUISHMENTS OF LIABILITIES. In December 2001, Coinless adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125, which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 140 requires that a liability be derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor. Therefore, a liability is not considered extinguished by an in-substance defeasance.

        PRINCIPAL OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of the company and its wholly-owned subsidiary, D.S.G., Inc. ("DSG", a California Corporation), after elimination of all material intercompany accounts and transactions.

        USE OF ESTIMATE. The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

        CASH EQUIVALENTS. For purpose of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

        FAIR VALUE OF FINANCIAL INSTRUMENTS. The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

        INVENTORY. Costs incurred for materials, technology and shipping are capitalized as inventory and charged to cost of sales when revenue is recognized. Inventory consists of finished goods and is stated at the lower of cost or market, using the first-in, first-out method.

        INCOME TAXES. Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

        ADVERTISING COSTS.  All advertising costs are expensed as incurred.

        RECLASSIFICATION. Certain reclassifications have been made to the 2000 consolidated financial statements to conform with the 2001 consolidated financial statement presentation. Such reclassification had no effect on net loss as previously reported.

        In September 2001 the Company discontinued engineering, sales and marketing of the TickeTrak(R) device. Accordingly, the accompanying consolidated financial statements and related footnotes have been restated to present the results of this business as discontinued operations.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

        Coinless Systems, Inc. was formed as a Nevada corporation by the merger of D&J Enterprises International, Inc., a Nevada corporation, and D.S.G., Inc., a California corporation, with Medical Resources Technologies, Inc., a Nevada corporation. This merger took place February 12, 1999. The corporate name was changed to Coinless Systems, Inc. on August 12, 1999. D.S.G., Inc., a California corporation, is a wholly-owned subsidiary of Coinless.

OUR BUSINESS

        Coinless Systems is a developer of ticket based gaming devices, methods and systems. The management team has over 20 years of gaming industry experience and 30 years of bar code printing and recognition experience. Coinless has historically placed its primary focus on development of verification technology of bar code printers for use in gaming devices. By using the Coinless patented Scan After Print technology it is possible to verify that critical printed information is accurate and recognizable by the various redemption and recognition systems deployed throughout the gaming environment. This real-time quality assurance of the printing process is designed to prevent gaming devices from dispensing invalid payment tickets to patrons. Operationally, the efficiency of the ticket printing process is increased significantly as a result of real-time quality maintenance.

        Coinless believes that one of the most significant issues facing gaming device manufacturers is the auditability of the device itself. In order to achieve reconciliation in a ticket printing process, checks and balances are necessary. There is currently only one method to verify that a cash payment ticket was created that can be recognized by other cash redemption devices. Coinless' patented technology affords Coinless the right to provide the devices and methods needed to ensure the quality of the print reproduction on the ticket media. In order to be truly auditable it is necessary to be certain that the printing devices that create payment tickets are accurate and verified.

        Coinless has patented methods and devices designed specifically for this purpose. To illustrate, when a gaming device prints a ticket with a barcode representing a payout amount, it is important that the barcode is readable as intended. It is only possible to automate such a process at the time of printing. In addition, this is the only time it is possible to halt the ticket printing process and have assistance rendered to a failing gaming device printer.

        Coinless believes that it has a competitive advantage in this market. Coinless currently holds two patents on Scan After Print for printer devices used in slot machines. We believe that Coinless' patented rights to these methods and devices will allow Coinless to assist game manufacturers, printer manufacturers, and gaming authorities in defining the minimum control standards for the ticket printing and reconciliation process.

OUR PRODUCTS AND PROCESSES

        Coinless' current business operations revolve around the manufacture and distribution of slot tickets with the UVA Shield Coating and the licensing of the "832" Scan After Print technology. A description of these products and processes is set forth below.

        SLOT TICKETS WITH UVA SHIELD COATING. In an effort to increase the reliability and efficiency of the ticket process, Coinless has a license to market and distribute the UVA Shield Coating. Coinless does not own the technology used in the UVA Shield Coating. The UVA Shield Coating will be manufactured by the licensor. Coinless intends to purchase the coating from the licensor for resale. The coating produces a gloss finish and makes our tickets aesthetically different than the competition. The UVA-Shield coating also protects the ticket from ultraviolet rays, wetness or alcohol spills, are scratch resistant and will extend the head life of the thermal printer. Coating tickets with the UVA Shield formula also reduces wear and tear on the thermal printer print head and minimizes paper dust deposits. The UVA Shield coating has been specially designed to minimize the overall maintenance of printing hardware on the gaming floor while providing what we believe is the best possible quality and most aesthetically pleasing ticket stock in the industry.

        "832" SCAN AFTER PRINT TECHNOLOGY. Coinless currently holds two patents on Scan After Print for printer devices used in slot machines. These are the only two patents in existence for verification of a bar coded ticket. Currently, Coinless has the two largest manufactures of printers in the gaming industry licensed to pay Coinless a fee for every verification printer that is manufactured using a bar code reader as a means of verification. These licensing agreements are in effect for the next ten years. We also have entered into non-revenue licensing agreements with slot manufactures in the gaming industry representing 98% of the total machines. These agreements give the slot manufactures the right to install printers, with verification, as long as the printer is either purchased directly from a Coinless approved licensed supplier. The supplier would pay Coinless a licensing fee.

        Coinless has also commenced a program of contacting the gaming regulatory agencies throughout the United States and selling them on the importance of Scan After Print and requesting they mandate into their individual regulations that every printer must have this verification option.

        By the end of 2003, it is anticipated that there will be approximately 200,000 slot machines produced in the United States. This information has been projected by a number of sources, including CASINO JOURNAL, INTERNATIONAL GAMING AND WAGERING BUSINESS, GAMING TODAY, SLOT MANGER, NATIVE AMERICAN CASINO and

GAMING BUSINESS. These verification printers retrieve information and act as devices in which the casino can verify the validity of the ticket and the amount that is detailed on the ticket.

MARKETING AND DISTRIBUTION

        Coinless has developed marketing and distribution plans to attempt to gain market share. A summary of our marketing efforts is set forth below:

        o STATE GAMING COMMISSIONS. Coinless intends to try to educate State Gaming Commissions on the benefits of coinless gaming, with an emphasis on increased security and stability as the trend towards coinless gaming builds. Coinless intends to focus on meetings to address current issues and problems encountered in coinless gaming and to offer solutions in the form of verification and coated tickets. The ultimate goal is to have the commissions mandate both verification printers for all of the slot machines and coated tickets to be used in all of the properties.

        o CORPORATE GAMING ACCOUNTS. Coinless also intends to focus its marketing and distribution efforts on corporate gaming accounts. These consist of companies such as Park Place Entertainment, Mandalay Resorts, MGM Grand, Station Casinos, The Boyd Group, Harrah's Inc, Coast Resorts, Sun International, and Trump Resorts. Coinless again intends to focus on meetings to address current issues and problems encountered in coinless gaming and to offer solutions in the form of verification and coated tickets.

        o NATIVE AMERICAN CASINOS. Coinless also intends to focus its marketing and distribution efforts on some of the largest, Native American casinos, as well as trade groups. Coinless will again emphasize how its products can address issues related to coinless gaming.

COMPETITION

        With respect to the "832" Scan After Print technology, Coinless is not aware of any competitors with similar technology. Other companies offer verification that the printed ticket is authentic. For example, Graphic Controls offers special ink that contains marks that can be identified under a black light to help prove authenticity. Coinless' technology verifies that the printed ticket contains the correct payout information. Coinless is not aware of any competitors that have technology to verify the correct payout information.

        With respect the manufacture of slot tickets, Coinless faces intense competition, and we believe that this competition will intensify. Many competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and larger client bases than we do. Coinless intends to try to differentiate its product by emphasizing the UVA Shield Coating on its slot tickets. However, Coinless' products are unproven. Coinless' slot tickets are not yet commercially available, and no assurances can be given that the products will be accepted by the market once they become available.

        Substantially all slot machine printers are manufactured by Seiko Instruments USA Inc. Seiko Instruments currently supplies all of the IGT Ticket-in, Ticket-out machines (EZ Pay). As a result, Seiko Instruments has a tremendous amount of influence over which type of slot tickets are used in their printers. Currently, Seiko Instruments has approved slot tickets manufactured by seven companies, including Coinless. These companies are our current competitors, although no assurances can be given that additional slot tickets manufactured by other companies will to be accepted by Seiko. Some of these companies have substantially greater resources than we do. Coinless' UVA Shield Coating is relatively new to the market and therefore does not have the name recognition or established market acceptance as the products produced by some competitors. Our main competitors consist of:

        o    Slot-Tickets
        o    Intraform Inc.
        o    Graphic Controls/Tyco Specialty Products
        o    Lottery Impressions
        o    Maxwell Paper Products
        o    Wallace

        Coinless believes that its product is better than its competitors because it has added its UVA Shield Coating to its tickets. This proprietary coating produces a gloss finish and makes the tickets aesthetically different than the competition. The coating protects the ticket from wetness or alcohol spills, protects the bar code from fading, makes the ticket scratch resistant and chemical resistant, and lengthens the life of the print head.

MANUFACTURING

        Coinless intends to manufacture slot tickets through its joint venture, Coinless Systems Printing Company. Coinless has not yet identified or engaged suppliers for the materials needed to manufacture tickets. On April 25, 2002, Coinless entered into a letter of intent with B&D Litho, Inc. regarding the formation of a joint venture to manufacture coinless game tickets utilizing the UVA Shield Coating. Pursuant to the letter of intent, Coinless would own 49% of the joint venture and B&D Litho would own 51%. The joint venture will be called Coinless Systems Printing Company. The joint venture will be managed by a three-person Board of Directors, with Coinless having the right to appoint one director and B&D Litho having the right to appoint two directors. The joint venture is subject to Coinless and B&D Litho agreeing to the terms of definitive agreements.

SUPPLIERS

        Coinless intends to purchase the UVA Shield Coating from the licensor of the technology. The licensor is the sole supplier of the UVA Shield Coating. Coinless would be unable to obtain a similar product if the licensor were unable or unwilling to supply the coating to Coinless.

CUSTOMERS

        Until the first quarter of 2002, Coinless business had focused on sales of the TickeTrak(R) technology. Since that time, Coinless has shifted its focus to the "832" Scan After Print process and UVA Shield Coating. To date, Coinless has not had any sales from these technologies.

        With respect to the UVA Shield Coating, Coinless intends to focus on owners of slot machines. Coinless has grouped these potential customers into the following categories: corporate casinos, riverboats, Native American casinos, cruise ships and other wagering facilities.

        Coinless gaming was developed in Native American casinos in response to federal regulations. Native American casinos have the largest share of slot machines with printers in the gaming industry. According to IGT, which currently has the majority share of ticket slot machines in the industry, coinless gaming is growing 33% per year. IGT anticipates that within three years the total number of slot machines in the industry will be 600,000 and 95% of those machines will either have ticket printers or will be manufactured as ticket-printing-ready. Many state gaming commissions have in the process of approving slot tickets. Coinless believes that printers will be placed in 95% of all of the slot machines in the United States within three to five years.

INTELLECTUAL PROPERTY

        "832" SCAN-AFTER-PRINT TECHNOLOGY. Coinless has patented its "832" Scan After Print technology. This technology works as follows. The patents relate to a cashless peripheral device or stand-alone printer connecting internally or externally to a slot machine. The gaming system issues a "cash-out" signal when a player quits playing and receives a "cash-in" signal when a player desires to play a game on the slot machine. A stack of continuous unprinted tickets is stored in the interior of the slot machine. A ticket printer prints a value and a bar-coded random ID code on a ticket in response to a cash-out signal from the gaming system. A ticket reader reads the random ID code printed on the ticket. If the printed code corresponds to the coded number which should have been printed, a ticket-out transport delivers the printed ticket to the player. When a player inserts the printed ticket into the device or a bill acceptor, a ticket-in transport senses it and the ticket reader reads the coded value from the inserted printed ticket. The ticket reader issues a cash-in signal to the gaming system in much the same manner as it recognizes currency. The corresponding value read from the coded value and stored on a computer system from the printed ticket is matched against the system. After reading and verifying, the ticket is delivered into a ticket bin, or in the event of a bill acceptor, mixed in with the currency, which is secured by means of a lock internally in the housing of the device. This technology is known as Scan After Print and is protected by patents nos. 6,012,832 issued January 11, 2002 and 6,340,331 issued January 11, 2000. Coinless owns all rights to these patents.

        UVA SHIELD COATING. Coinless has licensed the rights to the UVA Shield Coating from Dr. Alfred Doi through August 18, 2012. Dr. Doi owns patents on this technology, which patents consist of patent nos. 5,371,058 and 4,886,774.

GOVERNMENT REGULATIONS

        STATES. Gaming is a heavily regulated industry, with most regulation at the state level. Each state that authorizes gaming has a government agency that is responsible for adopting regulations, licensing and overseeing the industry. These agencies are typically called gaming commissions. In most states, gaming companies and certain types of vendors are required to obtain gaming licenses. Coinless is considered a vendor to the gaming industry. However, Coinless current products and processes do not require licensing from any state.

        NATIVE AMERICAN CASINOS. Native American casinos are typically self-regulated. All Native American casinos require all vendors to obtain a tribal license. Coinless will be required to obtain tribal licenses to sell slot tickets to Native American casinos. To date, Coinless has not obtained any tribal licenses.

EMPLOYEES AND CONSULTANTS

        As of January 15, 2003, we have six full time employees and consultants. None of our employees are covered by any collective bargaining agreement.

                                   MANAGEMENT

        Coinless' present directors and officers are as follows:

           NAME AND ADDRESS                  AGE     POSITION
           --------------------------------  ------  ---------------------------
           Dennis W. Sorenson                60      President, Chief Executive
           3720 West Oquendo Road, Ste 101           Officer and Chairman of the
           Las Vegas, Nevada 89118                   Board

           Darryl D. Dorsett                 67      Chief Financial Officer,
           3720 West Oquendo Road, Ste 101           Secretary and Treasurer
           Las Vegas, Nevada 89118

           Daniel Weyker                     60      Director
           3720 West Oquendo Road, Ste 101
           Las Vegas, Nevada 89118

        The following is a brief description of the background of the directors and officers of Coinless.

        DENNIS W. SORENSON, age 60, has been the President, Chief Executive Officer and a Director of Coinless since February 1999. Mr. Sorenson resides in Las Vegas, Nevada. He began his career in marketing with Pitney Bowes in 1972. He advanced to Western Regional Manager for Monarch Marketing (a Division of Pitney Bowes). In 1982 he moved to Data Specialties, Inc., as Western Regional Manager. In 1987 he and two associates formed Data Recall as Vice-President of sales. He remained with Data Recall until 1992, when he formed D.S.G., Inc., a full-line distributor of bar coding products and supplies. In 1996 he formed D&J Enterprises Int'l. Inc., a producer of TickeTrak(R) Gaming Devices. In February 1999, HE merged DSG and D&J Enterprises with Medical Resources Technologies to form Coinless Systems, Inc. and has served as Chief Executive Officer, President and a Director since the merger.

        DARRYL D. DORSETT, age 67, has been the Chief Financial Officer, Secretary and Treasurer of Coinless since February 1999. Mr. Dorsett resides in Las Vegas, Nevada. A graduate of the University of North Carolina and American University, from 1960 through 1992 Mr. Dorsett held progressive positions in the corporate financial community including Private Tax and Financial Consulting. In 1992 joined with Dennis Sorenson to form D.S.G., Inc., a California Corporation, and in 1996 to form D&J Enterprises Int'l., Inc. In February 1999, he merged D.S.G. Inc. & D&J Enterprises with Medical Resources Technology to form Coinless Systems, Inc.

        DANIEL WEYKER, age 60, has been a Director of Coinless since February 1999. Mr. Weyker resides in San Diego, California. He is a graduate of Saint Michaels College and the University of Southern California. From 1965 through 1993, he held progressive management positions until he became Vice-President of Operations at Reagents Applications, Inc. He has held the position of Vice-President of Operations for Applied Biotech, Inc. since early 1998.

        No family relationships exist among directors, executive officers or persons nominated to become such.

EXECUTIVE COMPENSATION

        The following table shows all cash compensation paid by Coinless, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2001, 2000 and 1999 to Coinless' named executive officers.

                                                                                     LONG TERM
                                        ANNUAL COMPENSATION                         COMPENSATION
                                   ------------------------------                ------------------
                                                        OTHER                     AWARDS   PAYOUTS
                                                        ANNUAL      RESTRICTED   OPTIONS/
NAME AND PRINCIPAL                 SALARY     BONUS  COMPENSATION     STOCK        SAR'S    LTIP       ALL OTHER
POSITION                YEAR         ($)       ($)       ($)          AWARDS       (#)     PAYOUTS   COMPENSATION
--------------------    -------   --------   ------- ------------  ------------  -------- --------- --------------
Dennis W. Sorenson      2001      $118,523      0          0        200,000(1)      0         0         $17,335
Chief Executive
Officer and             2000       $27,083      0          0              0         0         0          15,140
President               1999             0      0          0              0         0         0               0

Darryl D. Dorsett       2001       $90,789      0          0        200,000(2)      0         0           9,363
Chief Financial
Officer,                2000        $7,916      0          0              0         0         0           8,475
Secretary and
Treasurer               1999             0      0          0              0         0         0               0

(1)     Represents  the shares of common stock Mr.  Sorenson was awarded by the Board of Directors on March 20, 2001.

(2)     Represents  the shares of common stock Mr. Dorsett was awarded by Board of Directors on March 20, 2001.

        Mr. Stoll resigned on October 11, 2002 for personal reasons. As a result, all options issued to Mr. Stoll terminated upon resignation. No other named executive officer received options during the year ended December 31, 2001.

STOCK OPTION PLAN

        In 2001, Coinless adopted a 2001 Consultant Stock Plan. The plan is intended to advance the interests of Coinless by helping it obtain and retain the services of persons providing consulting services. The plan has a term of 10 years. The plan is administered by a Consultant Stock Plan Committee, which currently consists of Messrs. Sorenson and Weyker. Coinless has reserved a total of 3,500,000 shares of common stock under the plan. The plan authorizes the committee to issue shares of common stock or options to purchase shares of common stock. Options issued under the plan must have an exercise price of greater than 85% the market price of the stock.

EMPLOYMENT AGREEMENTS

        On January 1, 2002, Coinless entered into an employment agreement with John Stoll. Under the terms of the agreement, Mr. Stoll is employed as Vice-President of Sales and Marketing. The agreement has a term of 3 years and pays Mr. Stoll a base salary of $100,000. Either party may terminate the agreement with 30 days' notice. If Coinless terminates the agreement without cause, then Mr. Stoll would be entitled to six months' salary. Mr. Stoll is also entitled to a company-owned automobile. The agreement included a hiring incentive of 100,000 shares of common stock, plus an additional option to purchase 300,000 shares of common stock at a strike price of $0.19 per share. The shares will vest on January 1, 2003 and the options vest 100,000 per year starting on January 1, 2004. On October 11, 2002, Mr. Stoll resigned and the issuance of 100,000 shares and options to purchase 300,000 shares terminated on that date.

        On January 1, 1998, Darryl D. Dorsett entered into an employment agreement with D&J Enterprises Int'l. Inc., a company that merged with Coinless in 1999, as the Chief Financial Officer and Vice-President of Administration for D&J Enterprises, Int'l. Inc. Since that time, Coinless and Mr. Dorsett have continued the employment agreement terms for Mr. Dorsett's continued employment with Coinless. Mr. Dorsett's base salary is $95,000 per year and the contract does not expire at any time. In addition, Mr. Dorsett is entitled to an automobile allowance of $700 per month.

        On January 1, 1998, Dennis W. Sorenson entered into an Employment Agreement with D&J Enterprises Int'l. Inc., a company that merged into Coinless in 1999, as the Chief Executive Officer and President for D&J Enterprises, Int'l. Inc. Since that time, Coinless and Mr. Sorenson have continued the employment agreement terms for Mr. Sorenson's continued employment with Coinless. Mr. Sorenson's base salary is $130,000 per year and the contract does not expire at any time. In addition, Mr. Sorenson is entitled to an automobile allowance of $800 per month.

COMMITTEES OF THE BOARD OF DIRECTORS

        The committees of the Board of Directors include the Audit Committee, consisting of Daniel Weyker. There is also a 2001 Consultant Stock Plan Committee, which consists of Dennis W. Sorenson and Daniel Weyker. Daniel Weyker is also on the Compensation Committee.

RESIGNATION OF AL DOI

        On November 8, 2002, Mr. Doi resigned from Coinless' Board of Directors for personal reasons. Mr. Doi had served as a board member since February 1999.

                             DESCRIPTION OF PROPERTY

        Coinless' headquarters and its principal executive offices are located in Las Vegas, Nevada. The headquarters is made up of 4,000 square feet of administrative offices and 2,500 square feet of warehouse. These facilities are leased for a five-year period. Coinless operates its facilities under an operating lease agreement with an unrelated party. The base rent is $6,900 per month and the lease expires in April 2005. Coinless believes that its current facilities will be adequate for the foreseeable future.

        Rent expense was $85,360 in 2001 and $65,162 in 2000.

                                LEGAL PROCEEDINGS

        Coinless is aware of the following legal proceedings:

        During 2001, Coinless was involved in a lawsuit filed by TransAct Technologies, Inc. in the United States District Court, District of Connecticut, in which TransAct asked the court to declare that TransAct and its products did not infringe on any of the claims of Coinless' patent entitled "Cashless Peripheral Device for a Gaming System." TransAct withdrew their lawsuit on March 11, 2002.

        A  complaint  was  filed on  January  31,  2002 by  Breakout  Investment
Marketing LLC, an Arizona Limited Liability Company, in Superior Court of Arizona, in the County of Maricopa, alleging breach of contract. Coinless denies having a contract with Breakout Investment and an answer to the complaint has been filed denying the allegations.

        On March 25, 2002, Coinless filed a complaint against Gene Newton, an individual previously retained by Coinless as a consultant, in San Bernardino Superior Court, State of California, alleging causes of action for conversion and defamation. Mr. Newton responded by filing a cross-complaint against Coinless alleging various labor and employment claims. These complaints were settled, in arbitration, CSI paying Gene Newton $6,250.

        On March 29, 2002, a complaint was filed in Superior Court of the State of California, County of Riverside by Derryl W. Crossman, Attorney for a number of Plaintiffs. On April 10, 2002, Coinless was dismissed from the suit.

        On April 10, 2002, Coinless filed a complaint in Superior Court of California, County of Los Angeles, against "CASINOINTHENO," a user of an on-line discussion board commonly known as "Raging Bull." Coinless served a subpoena upon Lycos to produce the identity of "casinointheno." The complaint alleged casinointheno published defamatory statements which are libelous; false and unprivileged. No responsive pleadings have been filed. On June 1, 2002, complaint was settled out of court, whereby Coinless' legal fees were paid and the individual has agreed not to post messages in the future.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of January 10, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the directors, (iii) each executive officer and (iv) all directors and executive officers as a group.

                                                                           COMMON STOCK
                                                                         BENEFICIALLY OWNED
                                                                   --------------------------------
NAME/ADDRESS                                   TYPE OF SECURITY        NUMBER          PERCENT(1)
----------------------------------------       ----------------    ---------------   --------------
Darryl D. Dorsett                              Common Stock          2,000,000            6.19%
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

Dennis W. Sorenson                             Common Stock          4,501,186(3)        13.92%
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

Daniel Weyker                                  Common Stock          1,330,306(2)         4.11%
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

All Officers and Directors as a Group          Common Stock          7,831,492           23.85%

David R. Houston                               Common Stock          1,725,000            5.34%
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

Pamela M. Mugica                               Common Stock          2,176,509            6.73%
3720 West Oquendo Road, Suite 101
Las Vegas, NV  89119

Cornell Capital Partners, L.P.                 Common Stock          4,168,478(4)        11.59%
101 Hudson Street, Suite 3606
Jersey City, NJ  07302

----------

* Less than 1%.
(1) Applicable percentage of ownership is based on 32,830,771 shares of common stock outstanding as of January 10, 2003, together with securities exercisable or convertible into shares of common stock within 60 days of January 10, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of January 10, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Of the total, 800,306 shares of common stock are jointly owned by Diane Weyker and Daniel Weyker, who is currently a director of Coinless.

(3) Of the total, 800,306 shares of common stock are jointly owned by Janice Sorenson and Dennis Sorenson, who is currently the President, CEO and Chairman of the Board.

(4) Includes 1,043,478 shares of common stock and debentures convertible into 3,125,000 shares of common stock at an assumed conversion price of $0.08 per share. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. Accordingly, Yorkville Advisors and Mark Angelo are deemed to be the beneficial owners of the common stock held by Cornell Capital Partners.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On May 24, 2002, Coinless borrowed $20,000 from Dennis W. Sorenson, President and Chief Executive Officer and Chairman of the Board of Directors. The loan accrues interest at 8.5% per year and is due on demand.

        On May 2, 2002, Coinless borrowed $10,000 from Dennis W. Sorenson, President and Chief Executive Officer and Chairman of the Board of Directors. The loan accrues interest at 8.5% per year and is due on demand.

        In March 2002, we issued 500,000 shares of common stock to Alfred Doi, who was a director of Coinless, until November 8, 2002, for consulting services in connection with the approval cycle of our UVAShield products.

        On March 7, 2002, Coinless borrowed $15,000 from Management Programs, Inc., an entity controlled by Eugene Morphew. Mr. Morphew is the President of Management Programs, Inc. Management Programs, Inc. is a consultant to Coinless pursuant to a Business Consulting Agreement entered into in January 2002. The loan accrues interest at a rate of 8.5% per year and is due on demand.

        On February 20, 2002, Coinless borrowed $11,000 from Dennis W. Sorenson, President, Chief Executive Officer and Chairman of the Board of Coinless. The loan accrues interest at a rate of 8.5% per year and is due on demand.

        On February 5, 2002, Coinless issued 41,667 shares of common stock to John W. Stoll for consulting services. Mr. Stoll was Vise President of Sales and Marketing until October 11, 2002. These shares were valued at $0.20 per share on the date of issuance, or an aggregate of $8,333.34.

        On January 17, 2002, Coinless borrowed $30,000 from Dennis W. Sorenson, President, Chief Executive Officer and Chairman of the Board of Coinless. The loan accrues interest at a rate of 8.5% per year and is due on demand.

        On June 27, 2001, we issued 5,000 shares of our common stock to Helen Stefanich, an employee, as a Merit Reward for Services over the last two years.

        On May 2, 2001, we issued 500,000 shares of our common stock to Al Doi, who was a director until November 8, 2002, and Daniel Weyker, who is currently directors of Coinless, for services rendered as Directors since February 1999.

        On May 2, 2001, we issued 2,000,000 shares of our common stock to Dennis
W. Sorenson, currently C.E.O and President, and Darryl D. Dorsett, currently Treasurer and Corporate Secretary, as Merit Rewards for two years of service.

        On February 29, 2000, we issued 2,658,499 shares of common stock to the shareholders of D&J and DSG to equate to 60% control of Coinless per the Merger and Acquisition Agreement of February 1999;

        Additionally, we also issued 337,000 shares of common stock to eight (8) non-officer employees for twelve months Merit Service to Coinless.

        On July 14, 1999, we issued 300,000 shares common stock to non-officer employees as Employment Incentives.

        On June 4, 1999, we issued 2,658,502 shares of common stock to the shareholders of D&J and DSG to equate to sixty (60) percent control of Coinless Systems, Inc. (then Medical Resources Technology) as per the Merger and Acquisition Agreement.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

        Coinless is currently trading on the Over-the-Counter Bulletin Board under the symbol "CLSY." The following table shows the high and low closing prices for the periods indicated.

                                   BID PRICES
            ----------------------------------------------------------
            2002                       HIGH                  LOW
            First Quarter             $0.67                $0.16
            Second Quarter             0.54                 0.17
            Third Quarter              0.22                 0.07

            2001                       HIGH                  LOW
            First Quarter             $1.00                $0.13
            Second Quarter             0.91                 0.57
            Third Quarter              0.96                 0.21
            Fourth Quarter             0.30                 0.19

            2000                       HIGH                  LOW
            First Quarter             $1.41                $0.13
            Second Quarter             1.19                 0.63
            Third Quarter              0.81                 0.56
            Fourth Quarter             0.69                 0.25

HOLDERS OF COMMON EQUITY

        As of January 10, 2003, the number of record holders of our common stock was approximately 518 and there are currently 32,830,771 shares of common stock issued and outstanding.

DIVIDEND INFORMATION

        To date, Coinless has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SALES OF UNREGISTERED SECURITIES

        In October 2002, Coinless entered into the Equity Line of Credit Agreement where Coinless may, at its discretion, periodically sell and sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period. Cornell Capital Partners, LP will purchase the shares of common stock for a 3% discount to the lowest closing bid price of our common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit (which will be paid in cash to Cornell Capital Partners), together with a one-time commitment fee of $240,000, which was paid by the issuance of 1,043,478 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 43,478 shares of Coinless' common stock, which is equal to $10,000 at a closing bid of $0.23 on May 31, 2002 for acting as the placement agent.

        In June 2002, Coinless entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. where Coinless shall issue and sell to Cornell up to Two Hundred and Fifty Thousand Dollars of convertible debentures. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.048 (i.e., 80% of the recent price of $0.06), then the holders of the convertible debentures would have received 5,208,333 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years.

        In May 2002, Coinless entered into an Equity Line of Credit. Subsequently, we filed a registration statement purporting to register the sales to be issued under the Equity Line of Credit. The May 2002 Equity Line of Credit was terminated by mutual consent because it contained provisions that did not comply with the SEC's interpretations for registration. In September 2002, we withdrew the registration statement relating to the May 2002 Equity Line of Credit. In October 2002, we entered into a new Equity Line of Credit that contained identical terms to the May 2002 agreement, except for the provisions that did not comply with SEC interpretations.

        In April 2002, we sold 240,000 shares of our common stock to Management Programs, Inc., an accredited investor, at a price of $0.20 per share, for an aggregate of $48,000.

        In March 2002, we issued 500,000 shares of common stock to Alfred Doi, who is currently a Director of our Company, for consulting services in connection with his work related to the UVA Shield Coating. These shares were valued at $0.10 per share on the date of issuance for an aggregate value of $50,000.

        In March 2002, we sold 15,000 shares of common stock to Ben Adelman, an accredited investor.

        In February 2002, we sold 240,000 shares of common stock to Management Programs, Inc., an accredited investor, at a price of $0.20 per share, or $48,000 in aggregate proceeds.

        On December 31, 2001, we cancelled 20,000 shares of our common stock, which was issued to Don Baugh and Jay Daane, on February 16, 2001, as incentive to complete an Engineering Consultant Contract. This project was never completed and we cancelled the stock that was to be issued.

        On December 31, 2001, we cancelled 4,000,000 shares of our common stock which had been issued to Rolf Carlson and Michael Saunders on August 9, 2001. This stock was issued upon the condition to exchange the stock which was held by the parties in a company known as LegaliGaming.com stock as per the Letter of Intent signed August 9, 2001.

        On December 19, 2001, we sold 400,000 shares of our common stock to Management Programs, Inc., an accredited investor, at a price of $.20 per share.

        On December 12, 2001, we issued 100,000 shares of our common stock to Wall Street Marketing Group for IR and PR services for the period of twelve months. The value recorded was at their fair market value, capitalized and amortized over the length of service.

        On December 4, 2001, we cancelled 55,000 shares of our common stock which had been issued to Jason Genet and David Keaveney, Public Relations Consultants, for services to be performed. This stock was issued on November 12, 2001.

        On November 27, 2001, we issued 50,000 shares of our common stock for legal services in connection with filing a Consultant Stock Plan.

        On October 11, 2001, we cancelled 3,000,000 shares of our common stock which had been issued to Rolf Carlson and Michael Saunders on August 9, 2001. The stock issued was conditional on the Exchange of Stock held by the parties in a company known as LegalIGaming.com as per the Letter of Intent signed August 9, 2001.

        On July 1, 2001, we issued 150,000 shares of our common stock to David Houston Esq. for corporate legal services.

        On June 27, 2001, we issued 87,500 shares of our common stock to Donald Miller for services rendered in establishing Coinless Website and other computer programs.

        On June 27, 2001, we issued 5,000 shares of our common stock to Helen Stefanich, an employee, as a Merit Reward for Services over the last two years.

        On May 31, 2001, we issued 750,000 shares of our common stock to Michael Saunders as final incentive for employment with Coinless Systems, Inc., as per the Hiring Agreement of January 2001.

        On May 2, 2001, we issued 500,000 shares of our common stock to Al Doi and Daniel Weyker, who are currently Directors of our Company, for services rendered as Directors since February 1999.

        On May 2, 2001, we issued 2,000,000 shares of our common stock to Dennis
W. Sorenson, currently C.E.O and President; and Darryl D. Dorsett, currently Treasurer and Corporate Secretary, as Merit Rewards for two years of service.

        On May 2, 2001, we sold 465,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share per terms of Stock Subscription Agreement signed February 16, 2001.

        On February 16, 2001, we sold 65,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share.

        On February 16, 2001, we issued 250,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share as per the terms of the Stock Subscription Agreement signed February 16, 2001.

        On December 14, 2000, we issued 100,000 shares of our common stock to Vincent Lindstrom, an employee, as a merit reward for completion of first year of employment.

        On December 14, 2000, we sold 185,000 shares of our common stock to Richard Wedig, an accredited investor, at a price of $0.40 per share.

        On October 25, 2000, we also issued 554,237 shares of common stock to five individuals for services rendered, valued at $166,250.00, and 1,294,283 shares were issued to four individuals for a debt reduction of $388,284.00.

        On October 23, 2000, we cancelled 15,000 shares of our common stock issued to Eugene Morphew for services to be rendered. Originally, these shares were issued October 5, 2000.

        On September 20, 2000, we sold 630,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.22 per share as per terms of the Subscription Agreement signed September 15, 2000.

        Also on September 20, 2000, we issued 100,000 shares of common stock to Wall Street Marketing Group for Public Relations Services at a price of $0.20 per share per Consultant Agreement.

        On July 27, 2000, we sold 687,283 shares of our common stock to Shirley Dimaria and Thomas Mershon, both accredited investors, at a price of $0.10 per share.

        On June 29, 2000, we issued 50,000 shares of common stock to Gary Martin as an employee incentive.

        On June 27, 2000, we issued 300,000 shares of our common stock to Travis
Morgan   Securities,   Inc.  for  Investment  Bank  Services   Agreement  for  a
twelve-month term at $0.33 per share.

        On June 27, 2000, we issued 6,000 shares of common stock to Michael Cooper, Pacific Business Capital Corporation, for debt of $3,000 previously incurred for services rendered.

        On April 11, 2000, we issued 450,000 shares of common stock to Lester Murdock, an accredited investor, for a price of $0.20 per share.

        On February 29, 2000, we issued 2,658,499 shares of common stock to the former shareholders of D&J Enterprises International, Inc. and D.S.G., Inc. in connection with the acquisition of D&J Enterprises International, Inc. and D.S.G., Inc.

        We also issued 505,000 shares of common stock to four individuals for services rendered Coinless Systems.

        Additionally, we also issued 337,000 shares of common stock to eight non-officer employees for twelve months merit service to Coinless.

        On February 29, 2000, we sold 2,809,747 shares of common stock to Thomas Mershon and Tee Migliori.

        On October 5, 1999, we cancelled 85,350 shares of common stock originally issued to Thomas Mershon on July 14, 1999 for services to be rendered.

        On October 5, 1999, we sold 94,300 shares of common stock to Richard Wedig, an accredited investor for $.50 per share.

        On September 14, 1999, we cancelled 250,000 shares of common stock issued to Charles V. Voris, on June 4, 1999, as an Employee Incentive.

        On August 5, 1999, we issued 10,000 shares of common stock to J. Vanover for Professional Services Rendered.

        Also on August 5, 1999, we sold 50,000 shares of common stock to Wire-To-Wire, Inc. for $0.20 per share.

        On July 14, 1999, we issued 300,000 shares common stock to non-officer employees as Employment Incentives.

        Also on July 14, 1999, we issued 200,000 shares of common stock to Wall Street Marketing Group for Stock Promotion Services as per the Agreement signed July 10, 1999.

        On June 4, 1999, we sold 237,833 shares of common stock to  thirty-three
(33) accredited investors. Shares issued were priced at $0.50 per share.

        Also on June 4, 1999, we issued 2,658,502 shares of common stock to the shareholders of D&J and DSG to equate to sixty percent (60%) control of Coinless Systems, Inc. (then Medical Resources Technology) as per the Merger and Acquisition Agreement.

        Also on June 4, 1999, we issued 55,000 shares of common stock to Ben Adelman for previous services rendered at $.50 per share.

        Also on June 4, 1999, we issued 250,000 shares of common stock to Charles Voris as an Employee Incentive.

        Coinless recorded the stock transactions at their fair market value, capitalized the cost and amortized this cost over the length of services.

        With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Coinless so as to make an informed investment decision. More specifically, Coinless had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Coinless' securities. No general solicitation was employed in connection with any of these transactions.

                            DESCRIPTION OF SECURITIES

        Pursuant to our certificate of incorporation, Coinless is authorized to issue 75,000,000 shares of common stock, $0.001 par value, of which, as of January 10, 2003, 32,830,771 shares were issued and outstanding. Below is a description of Coinless' outstanding securities, including common stock, options, warrants, and debt.

COMMON STOCK

        Each holder of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Articles of Incorporation, and certain mergers and reorganizations), in which case Nevada law and Coinless' by-laws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of Coinless to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights.

        As of January 10, 2003, Coinless had 32,830,771 shares issued and outstanding.

OPTIONS AND WARRANTS

        OPTIONS.  As of January 10, 2003, Coinless had no outstanding options.

        WARRANTS. As of January 10, 2003, Coinless had outstanding warrants to purchase 100,000 shares of common stock. The exercise prices ranged from $2.50 to $10.00 per share.

DEBT

        In June 2002, Coinless raised $250,000 from the sale of convertible debentures. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. If such conversion had taken place at $0.048 (i.e., 80% of the recent price of $0.06), then the holders of the convertible debentures would have received 5,208,333 shares of common stock. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. At our option, these debentures may be paid in cash or redeemed at a 10% premium prior to May 2004.

TRANSFER AGENT

        Coinless' transfer agent is Atlas Stock Transfer. Its address is 5899 South State Street, Salt Lake City, Utah 84101. Its telephone number is (801) 266-7151.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

        AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Coinless that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Coinless' Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

        The financial statements for the year ended December 31, 2001 included in the Prospectus have been audited by Harold Y. Spector, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Coinless' ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

        Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                     FOR THE PERIOD ENDED SEPTEMBER 30, 2002
                 AND THE YEARS ENDED DECEMBER 31, 2001 AND 2000

PART I -   FINANCIAL INFORMATION

           SEPTEMBER 30, 2002 FINANCIAL STATEMENTS

             Unaudited Condensed Consolidated Balance Sheet at             F-2
              September 30, 2002

             Unaudited Condensed Consolidated Statements of Operations     F-3
              for the three- and nine-month Periods ended September 30,
              2002 and September 30, 2001

             Condensed Consolidated Statement of Cash Flows for the        F-4
              nine-month Period ended September 30, 2002

             Notes to Condensed Consolidated Financial Statements          F-5 - F-7

           DECEMBER 31, 2001 FINANCIAL STATEMENTS

             Independent Auditors Report                                   F-8

             Consolidated Balance Sheets as of December 31, 2001           F-9

             Consolidated Statement of Operations for the years ended      F-10
              December 31, 2001 and 2000

             Consolidated Statements of Changes in Stockholders' Equity    F-11
              for the years ended December 31, 2001 and 2000

             Consolidated Statements of Cash Flows for the years ended     F-12 - F-13
              December 31, 2001 and 2002

             Notes to Consolidated Financial Statements                    F-14 - F-27

                       COINLESS SYSTEMS, INC. & SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                       FOR PERIOD ENDED SEPTEMBER 30, 2002
                                    UNAUDITED


                     ASSETS
CURRENT ASSETS:
    Cash & Equivalent                                         $2,536
    Accounts Receivable, Net                                     766
    Inventories                                               22,250
    Deposits & Prepaid Expenses                               13,472
                                                           ---------
           Total Current Assets                                           39,024

Fixed Assets:
    Equipment, Net Accumulated Depreciation of
      $114,501                                                95,722
    Other Intangible Assets, Net of Accumulated               48,521
       Amortization of $31,733                                           144,243
                                                           ---------  ----------
          Total Assets                                                 $ 183,267
                                                                      ==========
                   LIABILITIES & SHAREHOLDER EQUITY
CURRENT LIABILITIES:
    Accounts Payable & Other Acrued Expenses             $   425,656
    Payroll & Sales Tax Payable                              720,312
    Notes Payable Due within One Year, Third Parties          22,512
    Notes Payable Due on Demand, Related Parties             150,741
    Capital Lease Obligations Current Portion                 33,187

    Net Current Liabilities of Discontinued Operations       238,787
                                                           ---------
          Total Current Liabilities                                    1,591,195

LONGTERM LIABILITIES:
    Notes Payable                                            250,000
    Capital Lease Obligations                                 45,185
                                                           ---------
        Total Long Term Liabilities                                      295,185
                                                                      ----------
        Total Liabilities                                              1,886,380

Shareholders' Equity:
    Common Stock, 75,000,000 Shares Authorized
    $0.001 Par Value 32,830,771 shares issued and
      outstanding                                             34,820
    Paid-In Capital                                        5,803,019
    Unamortized Expense (Contra Equity)                    (126,259)
    Stock Subscriptions - Receivable - (Contra Equity)     (326,711)
    Accumulated Deficit                                  (7,087,982)
                                                         -----------
       Total Shareholders' Equity                                    (1,703,113)
                                                                    ------------
       Total Liabilities & Shareholders' Equity                        $183,267
                                                                    ============

                   See Notes to Financial Statements

                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED

                                       THREE MONTHS ENDED                  NINE MONTHS ENDED
                                 SEPT 30, 2002    SEPT 30, 2001     SEPT 30, 2002    SEPT 30, 2001
                                 -------------    -------------     -------------    -------------
Sales                                     $0           $7,581                 $0          $7,581

Cost of Goods Sold                         0            4,692                  0           4,692
                                 -------------    -------------     -------------    -------------

Gross Profit                               0            2,889                  0           2,889
Total Operating Expenses             360,903          357,185          1,436,258       1,025,975
                                 -------------    -------------     -------------    -------------

Loss From Operations                (360,903)        (354,296)        (1,436,258)     (1,023,086)

Other Income and Expenses
   Interest and Other Income           2,076            1,916             12,755          29,754
   Interest Expense                  (13,255)         (14,707)           (42,474)        (56,068)
                                 -------------    -------------     -------------    -------------

Total Other Income (Expense)         (11,179)         (12,791)           (29,719)        (26,314)
                                 -------------    -------------     -------------    -------------

Net Loss From Continuing
Operations Before Taxes            ($372,082)       ($367,087)       ($1,465,977)   ($ 1,049,400)
                                 -------------    -------------     -------------    -------------

Provision for Taxes                     0.00             0.00               0.00            0.00
                                        ----             ----               ----            ----

Loss from Continuing Operations    ($372,082)       ($367,087)       ($1,465,977)    ($1,049,400)

Income (Loss) from Discontinued
Operations                                $0               $0            $65,865       ($133,203)
                                 -------------    -------------     -------------    -------------

Net Loss                           ($372,082)       ($367,087)       ($1,400,112)    ($1,182,603)
                                 =============    =============     =============    =============
Basic & Diluted Net (Loss)
  Per Share                            (0.01)           (0.01)             (0.04)          (0.04)

Weighted Average
  Number of Shares                32,664,410       31,147,335         31,068,999      24,782,255

                                  See Notes to Financial Statements

                       COINLESS SYSTEMS, INC. & SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2002

CASH FLOW FROM OPERATING ACTIVITIES:
  Net (Loss)                                                         (1,465,977)
  Less:  Income (Loss) from Discontinued Operations                       65,865
      Extraordinary Item                                                       0
 (Loss) From Continuing Operations                                   (1,400,112)
Adjustments to Reconcile Net Loss To Net Cash by
  Operating Activities:
  Depreciation and Adjustments                                            40,693
  Stock for Services                                                     695,352
  Increase in Accounts Receivable                                          (766)
  Contra-Equity - Unauthorized Expenses                                (126,259)
  Decrease in Inventories                                                412,728
  Increase in Patent Rights                                              (3,000)
  Decrease in Prepaids                                                   168,705
  Decrease in Accounts Payable                                         (182,439)
  Increase In Accrued Expenses                                           261,545
                                                                ----------------
Net Cash Used in Operating Activities from
  continuing Operations                                                (133,553)

CASH FLOW FROM INVESTING ACTIVITIES:
  Increase in Fixed Assets                                                 1,000
                                                                ----------------
Net Cash provided by Investing Activities for
  Continuing Operations                                                    1,000

CASH FLOW FROM FINANCING ACTIVITIES:
  Increase in Notes Payable from Related Parties                          68,618
  Decrease in Capital Leases                                            (26,224)
  Proceeds from Sale of Common Stock                                     121,000
  Decrease in Notes Receivable - Subscriptions                           333,956
  Contra-Equity - Notes Receivable - Subscriptions                     (326,711)
  Negative Cash Balance                                                   35,550
                                                                ----------------
Net Cash Provided by Financing Activities from
  Continuing Operations                                                  135,089
                                                                ----------------

Net Cash Provided by (used in) Continuing Operations                    (63,329)
Net Cash Provided by (used in) Discontinued Operations                    65,865

Net Increase (Decrease) in Cash                                            2,536

  Cash Balance at Beginning of Year                                            0
  Cash Balance at End of Period                                            2,536
Supplemental Disclosure:
  Interest Paid                                                           32,536
                                                                ----------------
  Taxes Paid                                                               8,258
                                                                ----------------

                       See Notes of Financial Statements

                       COINLESS SYSTEMS, INC. & SUBSIDIARY
                         NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)

NOTES TO FINANCIAL STATEMENTS
-----------------------------

NOTE A. BASIS OF PRESENTATION

The accompanying consolidated financial statements of Coinless Systems Inc audits subsidiary ("the Company") for the nine months ended September 30, 2002 and September 30, 2001 have been prepared in accordance with generally accepted accounting principles and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. An independent accountant has not audited these financial statements, but include all adjustments (consisting of normal recurring adjustments) which are, in Management's opinion, necessary for a fair presentation of the financial condition, results of operations and cash flows for such periods. However, these results are not necessarily indicative of results for any other interim period or for the full year.

Certain information and footnote disclosures normally included in financial statements, in accordance with generally accepted accounting principles, have been omitted pursuant to requirements of the Securities and Exchange Commission. Management believes that the disclosures included in the accompanying interim financial statements and footnotes are adequate to make the information not misleading, but should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the preceding fiscal year.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

The accompanying consolidated financial statements consist of Coinless Systems Inc, a Nevada Corporation and DSG, Inc., a California Corporation.

PRINCIPALS OF CONSOLIDATED

The accompanying  consolidated  financial  statements include the amounts of the
Company's  wholly  owned   subsidiary,   DSG,  Inc.   (100%).   All  significant
inter-company transactions have been eliminated in consolidation.

INTERIM PERIODS

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB, to the best of the company's ability due to a lack of some information of the prior operations of the Company, and do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, all adjustments (consisting of normal recurring adjustment) considered necessary for a fair presentation have been included.

Operating results for the nine months ended September 30, 2002 are not necessarily indicative of results for future periods. These statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-KSB for the year ended December 31, 2001.

RECLASSIFICATION

Certain amounts in the previously presented financial statement have been reclassified to conform to the current period presentation.

Certain amounts have been reclassified for Discontinued Operations, pursuant to SFAS No. 144.

In September 2001, the Company discontinued engineering, sales and marketing of TickeTrak devices and sold all remaining devices to a New Mexico slot manufacturer manufacturer in first quarter 2002.

Following  is  summarized  the  financial   information  for  the   Discontinued
Operations:

                                              Nine Months Ended September 30

                                                   2002             2001
                                                   ----             ----

REVENUE                                       $    290,024     $       0

INCOME (LOSS) FROM DISCONTINUED
OPERATIONS (NET OF TAX OF $0)                    (a)65,865      (107,379)

NET ASSETS OF DISCONTINUED OPERATIONS:
   Current Assets                                        0       413,001
   Current Liabilities                             238,787       412,728
                                               -----------     ---------
     Net Assets (Liabilities) of Discontinued
       Operations                              (b)(238,787)          273

(a) No gain or loss on disposal of discontinued business was recognized for period ended September 30, 2002 and 2001.

(b)    All assets and liabilities of discontinued operations are current.


SUMMARIZED CASH FLOW INFORMATION FOR THE DISCONTINUED OPERATIONS IS AS FOLLOWS:

                                                 Nine Months Ended September 30

                                                     2002              2001
                                                     ----              ----

NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES OF DISCONTINUED OPERATIONS            65,865         (133,203)

NET CASH PROVIDED BY (USED IN) DISCONTINUED
   OPERATIONS                                      65,865         (133,203)

The Discontinued Operations did not provide or use any cash in investing and financing activities for the period ended September 30, 2002 and 2001

The discontinued operations did not provide or use any cash in investing and financing activities for periods ended September 30, 2002 and 2001

REVENUE RECOGNITION

Revenue is recognized for license fees under license agreements on a fixed fee for each Scan After Print Printer installed in a gaming machine. Ticket revenue is recognized upon invoicing customer for tickets shipped.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We perform ongoing credit evaluation of our customers and maintain all allowances for possible losses from non-payment of outstanding receivables.

NOTE C. SUPPLEMENTAL CASH FLOW INFORMATION

                                             NINE MONTH ENDING
                                            SEPTEMBER 30, 2002
                                        ---------------------------
                Cash Paid for:
                        Interest                  $ 32,480
                        Taxes                        8,258

NOTE D. NET INCOME (LOSS) PER SHARE

In accordance with Statement of Financial Accounting Standards ("SFAS" No. 128, "Earnings Per Share," basic net income per share is computed by dividing the net income attributable to common shareholders by the weighted average number of common shares outstanding during the period.

NOTE E: IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

In April 1998, the American Institute of Certified Public Accounts ("AICPA") issued Statement of Position ("SOP") 98-5 entitled "Reporting on the Costs of start-Up Activities." SOP 98-5 requires entities to expense as incurred all start-ups that are not otherwise capitalizable as long-lived. The Company had previously accepted this "SOI" as to Patent and R&D expenses. No Reclassification is necessary.

NOTE F: STOCK OPTIONS

Stock Options executed January 1, 2002 to the benefit of John Stoll. The 300,000 share options have been cancelled due to the resignation of employment of the employee effective October 11, 2002.

NOTE G: LITIGATION

We are involved in two legal proceedings arising out of our operations in the ordinary course of business. On January 31, 2002. A complaint was filed by Breakout Investments, alleging Breach of Contract. We are currently awaiting trial date.

On March 25, 2002 we filed a complaint against consultant Gene Newton for action of conversion and defamation. Newton filed a cross-complaint, alleging various labor and employment claims. These complaints were settled in arbitration by CSI, paying Gene Newton $6,250.

                                HAROLD Y. SPECTOR
                           Certified Public Accountant
(888) 584-5577                                               80 S. LAKE AVENUE
FAX  (888) 584-8033                                          SUITE 723
hspectorcpa@earthlink.net                                    PASADENA, CA 91101

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Coinless Systems, Inc and subsidiary.

I have audited the accompanying consolidated balance sheet of Coinless Systems, Inc. (a Nevada corporation) and its wholly-owned subsidiary, D.S.G., Inc. (a California corporation) as of December 31, 2001, and the related consolidated statements of operations and accumulated deficit, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These consolidated financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted this audit in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Coinless Systems, Inc. and its subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 19 to the consolidated financial statements, the Company's net operating loss raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 19. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Harold Y Spector, CPA
Pasadena, CA
April 11,  2002(Except  for notes
 13 and 18, the date is September 19,
 2002; for notes 2, 3, 9, 11, 14 and
 16, the date is November  18,  2002;
 for note 19 is January 25, 2003)

                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                DECEMBER 31, 2001

              ASSETS
              ------

Current Assets
  Cash                                                             $          0
  Interest Receivable on Stock Subscriptions                              5,264
  Inventory                                                              22,250
  Prepaid Expenses                                                       19,824
  Net current assets of discontinued operations                         413,001
                                                                  -------------
    Total Current Assets                                                460,339

Property and Equipment, net of accumulated
  depreciation of $99,025                                               153,425

Intangible and Other Assets                                              40,641
                                                                  -------------

  TOTAL ASSETS                                                     $    654,405
                                                                  -------------

              LIABILITIES AND STOCKHOLDERS' DEFICIT
              -------------------------------------
Current Liabilities
  Accounts Payable and Other Accrued Expenses                      $    209,192
  Cash  (Overdraft)                                                      35,550
  Payroll and Sales Taxes Payable                                       690,303
  Notes Payable due within one year, third parties                      253,133
  Notes Payable due on demand, related parties                          101,501
  Capital Lease Obligations, current portion                             34,106
  Net current liabilities of discontinued operations                    412,728
                                                                  -------------
    Total Current Liabilities                                         1,736,513

Long-Term Capital Lease Obligations                                      70,492
                                                                  -------------
Stockholders' Deficit
  Common Stock, $0.001 par value; 50,000,000 shares authorized;
    28,224,488 shares issued and outstanding                             28,224
  Paid-in Capital                                                     4,990,962
  Notes Receivable-Stock Subscription (Contra-Equity)                 (328,692)
  Unamortized Expenses (Contra-Equity)                                (157,224)
  Accumulated Deficit                                               (5,685,870)
                                                                  -------------
    Total Stockholders' Deficit                                     (1,152,600)
                                                                  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                        $    654,405
                                                                  =============

   The accompanying notes are an integral part of these financial statements.


                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   FOR YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                                2001           2000
                                                                          -------------  ------------

Sales                                                                        $    9,660      $      0
Cost of Sales                                                                     6,594             0
                                                                          -------------  ------------

Gross Profit                                                                      3,066             0

Operating Expenses                                                            2,185,918     1,290,200
                                                                          -------------  ------------

  Operating (Loss)                                                          (2,182,852)   (1,290,200)
                                                                          -------------  ------------

Other Income (Expense)
  Interest and Other Income                                                      50,726        62,388
  Gain on Sales of Assets                                                             0         1,448
  Interest Expense                                                             (63,929)      (89,287)
  Settlement Loss                                                             (157,430)             0
                                                                          -------------  ------------
  Total Other Income (Expenses)                                               (170,633)      (25,451)
                                                                          -------------  ------------
(Loss) from continuing operations before tax                                (2,353,485)   (1,315,651)

Provision for Income Taxes                                                          800           800
                                                                          -------------  ------------

(Loss) from continuing operations                                           (2,354,285)   (1,316,451)

Income (Loss) from discontinued operations
(net of applicable tax of $0 in 2001 and 2000)                                (107,379)        12,669
                                                                          -------------  ------------

(Loss) before Extraordinary Item                                            (2,461,664)   (1,303,782)

Extraordinary Item-Gain on extinguishments of
debt, net of applicable income tax of $0                                        109,510             0
                                                                          -------------  ------------

Net Loss                                                                  $ (2,352,154)  $(1,303,782)
                                                                          =============  ============

Per share of Common Stock
  (Loss) from Continuing Operations                                         $    (0.10)   $    (0.08)
  Income (Loss) from Discontinued Operations                                     (0.00)          0.00
  Extraordinary Item, net                                                          0.00          0.00
                                                                          -------------  ------------
  Net Loss-Basic and Diluted                                                $    (0.10)   $    (0.08)
                                                                          =============  ============

Weighted average number of shares                                            24,178,579    15,523,762
                                                                          =============  ============

              The accompanying notes are an integral part of these financial statements

                    COINLESS SYSTEMS, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                                        Contra-
                                                                        Equity
                                                                     -----------
                                                                         Note
                                      Common Stock                    Receivable
                                 --------------------     Paid-In     for Stock      Unamortized    Accumulated
                                   Shares     Amount      Capital     Subscription    Expenses        Deficit       Total
                                 ----------  --------- -----------  --------------  ------------  -------------  -----------

Balance at 12/31/99               7,967,325    $55,771  $1,426,071              $0            $0   $(2,029,934)   $(548,092)

Change in Par Value to $0.001                 (47,804)      47,804                                                         0
                                 ----------  --------- -----------  --------------  ------------  -------------  -----------
Retroactive restated Balance
as of 12/31/99                    7,967,325      7,967   1,473,875               0             0    (2,029,934)    (548,092)

Issuance of Stocks for Merger     2,658,499      2,659     (2,659)                                            0

Issuance of Stocks for Services   1,937,900      1,938     473,425                     (183,549)                     291,814

Private Placement Sales           1,327,938      1,328     171,894                                                   173,222

Issuance of Stocks under
  Note Receivable                 2,481,253      2,481     990,020       (712,723)                                   279,778

Issuance of Stocks for
  Debt                            2,375,459      2,375     497,817                                                   500,192

Net Loss                                                                                            (1,303,782)   (1,303,782)
                                 ----------  --------- -----------  --------------  ------------  -------------  ------------
Balance at 12/31/00               18,748,374    18,748   3,604,372      (712,723)      (183,549)    (3,333,716)     (606,868)

Received from stock subscription                                           512,723                                    512,723

Issuance of Stocks for Services    7,297,500     7,298   1,006,964                        26,325                    1,040,587

Issuance of Stocks for Cash          566,236       566      52,681                                                     53,247

Issuance of Stocks under Note
  Receivable                         530,000       530     295,177        (128,692)                                   167,015

Issuance of Stocks for debt          164,250       164      32,686                                                     32,850

Exchange tradable shares to
  restricted shares                  918,128       918       (918)                                                          0

Net Loss                                                                                            (2,352,154)   (2,352,154)
                                 ----------- --------- -----------  --------------- ------------  -------------  ------------

Balance at 12/31/01               28,224,488   $28,224  $4,990,962       $(328,692)   $(157,224)    $(5,685,870  $(1,152,600)
                                 =========== ========= ===========  =============== ============  =============  ============

                              The accompanying notes are an integral part of these financial statements


                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 2001 AND 2002


                                                                              2001           2002
                                                                         ---------------  -----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net (Loss)                                                             $   (2,352,154)  $(1,303,782)
  Less:  Income (Loss) from Discontinued Operations                            (107,379)       12,669
       Extraordinary Item                                                        109,510            -
                                                                         ---------------  -----------
  (Loss) from Continuing Operations                                          (2,354,285)  (1,316,451)
  Adjustments to reconcile net loss to net cash used by
  operating activities;
   Depreciation and Amortization                                                  55,135       32,272
   Stock for Services                                                          1,040,587      291,814
   Settlement Loss                                                               157,430            0
   Gain on Sales of Assets                                                             0      (1,448)
   (Increase) Decrease in:
    Accounts Receivable                                                           14,120       56,569
    Inventory                                                                        273        2,012
    Deposits and Others                                                           32,028     (38,874)
   Increase in:
    Accounts Payable and Accrued Expenses                                         47,885       78,229
    Other Liabilities                                                            228,267      148,495
                                                                         ---------------  -----------
Net cash (used in) operating activities from continuing operations             (778,560)    (747,382)
                                                                         ---------------  -----------

CASH FLOW FROM INVESTING ACTIVITIES:
  Employee Advances                                                                7,149      (7,149)
  Repayments received from Other Notes Receivable                                      0      207,042
  Repayments received from Notes Receivable for sales of assets                        0       31,250
  Purchase of Property and Equipment                                             (4,115)     (14,304)
  Acquisitions of Patents                                                        (4,870)            0
  Sales of Assets                                                                      0        7,042
                                                                         ---------------  -----------
Net cash provided by (used in) investing  activities  from  continuing
operations                                                                       (1,836)      223,881
                                                                         ---------------  -----------

CASH FLOW FROM FINANCING ACTIVITIES:
  Cash Overdraft                                                                  35,550            0
  Proceeds from issuing of Commons Stock                                         220,262      453,000
  Repayments from Note Receivable for Stock Subscriptions                        512,723            0
  Proceeds from Notes Payable to Related Parties                                  53,613      167,500
  Proceeds from Notes Payable to Third Parties                                         0      255,961
  (Repayments) of debt acquired from Related Parties                           (118,153)    (145,061)
  (Repayments) of debt acquired from Third Parties                               (2,968)      (5,654)
  Net (Repayments) to Capital Leases                                            (33,639)     (21,106)
                                                                         ---------------  -----------
Net cash provided by financing activities front continuing operations            667,388      704,640
                                                                         ---------------  -----------

Net cash provided by (used in) continuing operations                           (113,008)      181,139
Net cash provided by (used in) discontinued operations                          (98,682)        3,699
                                                                         ---------------  -----------

NET INCREASE (DECREASE) IN CASH                                                (211,690)      184,838
CASH BALANCE AT BEGINNING OF YEAR                                                211,690       26,852
                                                                         ---------------  -----------
CASH BALANCE AT END OF YEAR                                                   $        0   $  211,690
                                                                         ---------------  -----------

   The accompanying notes are an integral part of these financial statements

                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR YEARS ENDED DECEMBER 31, 2001 AND 2002

                                                                        2001              2002
                                                                        ----              ----

SUPPLEMENTAL DISCLOSURES:
  Interest Paid                                                       $     39,938       $   42,469
                                                                      ------------       ----------
  Taxes Paid                                                          $      8,286       $      800
                                                                      ------------       ----------
Noncash Investing and Financing Activities:
  Issuance of common stock for:
    Notes Payable and accrued interest                                $          0       $  374,511
                                                                                         ----------
    Accounts Payable and accrued expenses                                   32,850          125,681
                                                                      ------------       ----------
                                                                      $     32,850       $  500,192
                                                                      ------------       ----------
Notes Receivable incurred for selling stock                           $    128,692       $  712,723
                                                                       -----------       ----------
Notes Payable and Capital Lease Obligations                           $     43,227       $  152,263
  incurred for property and equipment                                 ------------       ----------

   The accompanying notes are an integral part of these financial statements

                      COINLESS SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE 1 - NATURE OF BUSINESS

Coinless Systems, Inc. formerly known as Medical Resources Technologies, Ltd., (the "Company") was incorporated under the laws of the state of Nevada on March 1, 1983. The Company is also a California foreign corporation.

The Company is a developer, manufacturer and supplier of coinless technology and products for the gaming industry. Its principal products are paper and UVAShield coated tickets for coinless gaming machines and Scan After Print, a patented process that instantly verifies and ensures the accuracy of bar coded tickets at the slot machine as well as the cashier cage.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPAL OF CONSOLIDATION The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, D.S.G., Inc. ("DSG", a California corporation), after elimination of all material intercompany accounts and transactions.

USE OF ESTIMATE The preparation of the accompanying consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Revenue Recognition The Company adopted Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). The adoption of SAB 101 did not have a material impact on the Company's operating results or financial positions.

Sales of product and equipment are recognized when both title and risk of loss transfers to the customer (usually it is the date of shipment), provided that no significant obligations remain. No provisions were established for estimated product returns and allowances based on the Company's historical experience.

ACCOUNTS RECEIVABLE Management of the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made. Bad debt expense for year ended December 31, 2001 was $1,373. There was no bad debt expense in 2000.

INVENTORY Costs incurred for materials, technology and shipping are capitalized as inventory and charged to cost of sales when revenue is recognized. Inventory consists of finished goods and is stated at the lower of cost or market, using the first-in, first-out method.

PROPERTY AND EQUIPMENT Property and Equipment are recorded at costs, and depreciated over the estimated useful lives using the straight-line methods. Estimated useful lives of 5 years are used for machinery and equipment, office equipment and furniture, and automobile. Estimated useful lives of up to five years are used for computer equipment and related software. Depreciation and amortization of leasehold improvements are computed using the shorter of the remaining lease terms or five years. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred. Depreciation for years ended December 31, 2001 and 2000 was $53,108 and $30,361, respectively.

INTANGIBLE ASSETS-PATENT RIGHTS Cost incurred to file and maintain patent rights, including legal and registration fees, are capitalized and amortized on a straight-line basis over 180 months. Total amortization for the years ended December 31, 2001 and 2000 was $2,027 and $1,910, respectively.

        In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." SFAS 142 requires goodwill and certain other intangible assets to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards required. The Company is currently assessing the impact of SFAS 142 on its operating results and financial condition.

INCOME TAXES Income tax expense is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.

ADVERTISING COSTS All advertising costs are expensed as incurred. Advertising expenses were $4,655 and $21,536 for 2001 and 2000, respectively.


        Stock-based Compensation The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees. During 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS No. 123 in accounting for employee stock options. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." SFAS No. 123 states that equity instruments that are issued in exchange for the receipt of goods or services should be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Under the guidance in Issue 96-18, the measurement date occurs as of the earlier of (a) the date at which a performance commitment is reached or (b) absent a performance commitment, the date at which the performance necessary to earn the equity instruments is complete (that is, the vesting date).

        Shipping and Handling Costs In September 2000, the EITF reached a final consensus on Issue 00-10, "Accounting for Shipping and Handling Fees and Costs." This consensus requires that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenue and should be classified as revenue. The Company historically has classified shipping charges to customers as revenue. With respect to the classification of costs related to the shipping and handling incurred by the seller, the EITF determined that the classification of such costs is an accounting policy decision that should be disclosed. It also determined that if shipping costs or handling costs are significant and are not included in cost of sales, a company should disclose both the amount(s) of such costs and the line item(s) on the income statement that include them. The Company historically has included both inbound and outbound shipping charges in cost of sales.

DERIVATIVES  In June  1998,  the FASB  issued  SFAS  No.  133,  "Accounting  for
Derivative Instruments and Hedging Activities", as amended by SFAS No. 138, which was issued in June 2000. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. The Company currently does not use derivative financial products for hedging or speculative purposes and as a result, does not anticipate any impact on the Company's consolidated financial statements.

EXTINGUISHMENTS OF LIABILITIES In December 2001, the Company adopted SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," a replacement of SFAS No. 125, which provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 140 requires that a liability be derecognized if and only if either (a) the debtor pays the creditor and is relieved of its obligation for the liability or (b) the debtor is legally released from being the primary obligor under the liability either judicially or by the creditor. Therefore, a liability is not considered extinguished by an in-substance defeasance.

RECLASSIFICATION Certain reclassifications have been made to the 2000 consolidated financial statements to conform with the 2001 consolidated financial statement presentation. Such reclassification had no effect on net loss as previously reported.

In September 2002, the Company discontinued engineering, sales and marketing of the TickeTrak device. Accordingly, the accompanying consolidated financial statements and related footnotes have been restated to present the results of this business as discontinued operations (see Note 19).

RECENT ACCOUNTING PRONOUNCEMENTS In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," establishes accounting and reporting standards for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed." SFAS No. 144 provides one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held for use or newly acquired and broadens the presentation of discontinued operations to include more disposal transactions. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. Management believes the adoption of the statement will not have a material effect on the Company's financial statements.

In June 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized as a component of the carrying amount of the long-lived asset and allocated to expense over the useful life of the asset. The statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management believes the adoption of the statement will not have a material effect on the Company's financial statements.

SFAS No. 142 "Goodwill and Other Intangible Assets" was issued effective for the first period of all fiscal years beginning after December 15, 2001, with early adoption permitted for entities with fiscal years beginning after March 15, 2001. SFAS No. 142 addresses how acquired intangible assets should be accounted for in financial statements upon their acquisition, and also how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. In general, non-goodwill intangible assets are to be amortized in accordance with their estimated useful lives. In addition, amortization of goodwill has been eliminated, with capitalized goodwill now being subjected to at least an annual assessment for impairment. A two-step process is to be used to determine, first whether an impairment exists, and then whether an adjustment is required. SFAS No. 142 is effective for the Company for the fiscal quarter beginning January 1, 2002. The Company is currently evaluating the impact of SFAS 142.

In June 2001, SFAS No. 141, "Business Combinations" was issued establishing accounting and reporting standards requiring all business combinations initiated after June 30, 2001, to be accounted for using the purchase method. SFAS No. 141 is effective for the Company for the fiscal quarter beginning July 1, 2001. The adoption of SFAS 141 did not have a material effect on the Company's operating results or financial condition.

In July 2000, the EITF began discussing Issue 00-18, "Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees". The issues are (a) the grantor's accounting for a contingent obligation to issue equity instruments (subject to vesting requirements) when a grantee performance commitment exists but the equity instrument has not yet been issued, (b) the grantee's accounting for the contingent right to receive an equity instrument when a grantee performance commitment exists prior to the receipt (vesting) of the equity instrument, and (c) for equity instruments that are fully vested and nonforfeitable on the date the parties enter into an agreement, the manner in which the issuer should recognize the fair value of equity instruments. In March 2002, the EITF discussed the Issue again; however, the EITF did not reach a consensus on any of these issues, and further discussion of Issue 00-18 is expected at a future meeting. The Company is currently evaluating the impact of Issue 00-18.

NOTE 3 - NOTES RECEIVABLE


STOCK SUBSCRIPTION

As of December 31, 2001 and 2000, the Company had notes receivable from selling stock of $328,592 and $712,723, respectively. They were included in equity section as a contra-equity. Accrued interest income on these notes receivable was $5,264 and $15,887, respectively, as of those dates.

In May 2001, the Company sold 465,000 shares of common stock to a shareholder for $260,707. As of December 31, 2001, the balance due from the shareholder was $133,956, including interest of $5,264. The note bears interest at 8% per annum and is due on July 1, 2002.

In August 2000, the Company sold 625,000 shares of common stock in exchange for a note receivable of $250,000. The note bears interest at 10% per annum and is paid in five instalments of $35,000, commencing October 1, 2000. The note was repaid in full in 2001.

In February 2000, the Company incurred a note receivable of $742,501 from a shareholder for purchasing 1,856,253 shares of the Company's stock. The note bears interest at 7.5% per annum and is payable monthly commencing March 2000. As of December 31, 2001 and 2000, the balance of the note plus accrued interest income was $200,000 and $655,510, respectively.


SALES OF ASSETS


In December 1999, the Subsidiary sold certain assets and inventories to an unrelated party ("ADT") for $325,000. ADT paid $200,000 in cash, of which $50,000 was deposited into an escrow account against any sales tax liability borne by the Subsidiary. The balance of $125,000 will be paid in twelve(12) calendar quarter installments of $10,417 commencing June 30, 2000 until paid. In 2001, the Company agreed to reduce sales price to $167,723 and discharged ADT's obligation on the note (See Note 9). The loan activity related to this sale during the years ended December 31, 2001 and 2000 were as follows:

                                                         2001          2000
                                                       ----------    ----------
                   Beginning balance                   $   93,750    $  125,000

                   Payments received                            -      (31,250)
                   Loans charged off                     (93,750)             -
                                                       ----------    ----------
                   Ending balance                      $      -      $   93,750
                                                       ==========    ==========

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows for the years ended December 31, 2001 and 2000:

                                                          2001                 2000
                                                          ----                 ----
         Machinery and Equipment                      $       3,509         $       1,389
         Computer Equipment and software                    145,640               144,549
         Office Equipment and furniture                      30,767                30,198
         Automobile                                          29,307                28,972
         Leasehold Improvements                              43,227                     0
                                                      -------------         -------------
                                                            252,450               205,108
         less:  Accumulated Depreciation                   (12,888)              (45,917)
                                                      -------------         -------------
                                                      $     239,562         $     159,191
                                                      =============         =============


NOTE 5 - NOTES PAYABLE DUE WITHIN ONE YEAR-THIRD PARTIES

As of December 31, 2001 and 2000, notes payable due within one year to third parties consist of following:

                                                          2001                 2000
                                                          ----                 ----
a)Payable to Spirit Mountain, interest
  accrued at 9%, due 13/31/01                           $     250,000         $     250,000
b)Payable to American General, monthly
  payment of $186 including interest of
  21%, due 2/10/03.                                             3,133                 6,101
c)Payable to Rockford Industries,
  monthly payment of $3,294.                                        0                95,000
                                                        -------------         -------------
Total Notes Payable due within one year                 $     253,133         $     351,101
                                                        =============         =============

On December 18, 2000, the Company entered into a Loan and Security agreement with Spirit Mountain Development Corporation ("Spirit") to borrow funds up to $1,000,000. All proceeds of the loan shall be used solely to pay for supplies of materials and services used in the development and manufacture of a fully functioning barcode printer unit for use in TickeTrak(R) gaming devices. Interest is accrued at 9% per annum. The loan is evidenced by a convertible promissory note. The note and accrued interest is convertible into the Company's common stock at the lesser of $0.30 per share or the price results in Holder holding that number of shares equal to 20% of the number of shares of common stock, as calculated on a fully diluted basis. Interest is accrued at 9% per annum.

NOTE 6 - NOTES PAYABLE DUE ON DEMAND-RELATED PARTIES

As of December 31, 2001 and 2000, notes payable due on demand to related parties consist of following:


                                                          2001                 2000
                                                          ----                 ----

a)Payable to a related party, interest
  accrued at 10%.  Secured by Life
  Insurance.                                         $       3,000         $       3,000
b)Payable to a related party, interest
  accrued at 8.5%, Due on Demand.
  Convertible to stock                                      36,741                     0
c)Payable to a related party, interest
  accrued at 8.5%.  Due on demand.
  Convertible to stock                                       7,250                     0
d)Payable to a related party, monthly
  payment of $580, including interest
  of $310.  Convertible to stock.                           14,690                16,790
e)Payable to a related party, interest
  accrued at 8.5%.  Due on demand.
  Convertible to stock                                       2,500                     0
f)Payable to a related party, interest
  accrued at 10% per annum.  Due on demand                  15,200                15,200
g)Payable to a related party, interest
  accrued per agreement; due 12/31/00                            0                13,931
h)Payable to a related party, interest
  paid monthly at 15%, due on demand.                       17,500                17,500
i)Payable to a related party, interest
  paid monthly at 15%.  Due on demand.               $       4,620         $      71,041
                                                     -------------         -------------
                                                     $     101,501         $      71,041
                                                     =============         =============

NOTE 7 - CAPITAL LEASE OBLIGATIONS

The Company's property and under capital leases, which is included in property and equipment is summarized as follows:


                                                          2001                 2000
                                                          ----                 ----

         Computer Hardware                            $      83,313         $      83,313
         Computer Software                                   13,953                13,953
         Office Equipment                                    18,851                18,851
         Leasehold Improvements                              43,227                     0
                                                      -------------         -------------
                                                            159,344               116,117
         Less:  Accumulated depreciation                   (52,479)              (15,338)
                                                      -------------         -------------
                                                      $     106,865         $     100,779
                                                      =============         =============


Capital leases require monthly payments of $4,240 including effective interest between 12% to 22.5% per annum for varying periods through April 2005.

Future minimum lease payments under capital leases at December 31, 2001 are as follows:

                                                                    Amount
                                                                    ------

Years ended December 31,
              2002                                              $    45,892
              2003                                                   44,006
              2004                                                   33,624
              2005                                                    4,975
                                                                -----------
                                                                    128,497
Less:  Amount representing interest                                (23,899)
                                                                -----------

Present value of future minimum lease payments                      104,598

Less:  Current maturities                                          (34,106)
                                                                -----------

                                                                $    70,492
                                                                ===========

NOTE 8 - EXTINGUISHMENTS OF LIABILITIES

In December 2001, management, after consultation with counsel, determined that the creditors no longer have any enforceable claim on accounts payable of $109,510 since any possibly applicable statue of limitations has run, in accordance with California Code of Civil Procedure ss.ss. 337,339 and 340.

The Company, accordingly, adopted SFAS No. 140 to extinguish these liabilities and debts, and recognized an extraordinary gain of $109,510, net of applicable income tax of $0.


NOTE 9 - SETTLEMENT LOSS


As discussed in Note 3, the Company agreed to reduce the selling price from $325,000 to $167,723 in regards to the sales of subsidiary's assets that occurred in 1999. As a result, the Company charged off the balance of the related note receivable and escrow accounts, and recognized a loss of $157,430 included in other expense.

              Reduced selling price                             $     167,723
              Original selling price                                  325,000
                                                                -------------
                                                                    (157,277)
              Forfeited interest earned on escrow                       (153)
                                                                -------------

                Total Settlement Loss                           $   (157,430)
                                                                =============

The settlement loss is allocated as follows:


           Note receivable, charged-off                         $      93,750
           Escrow deposit, charged-off                                 81,403
           Legal fee paid from escrow amount                         (11,768)
           Vendor settlement paid from escrow account                 (5,955)
                                                                -------------
             Total Settlement Loss                              $     157,430
                                                                =============

The Company also agreed to pay ADT a sum of $13,738 for the legal fee incurred for the settlement. The amount was paid in full in March 2002.

The subsidiary recognized a gain of $258,703 in 1999, as a result of the sales.


NOTE 10 - PROVISION FOR INCOME TAXES

The Company files consolidated federal income tax returns with its subsidiary.

Provision for income taxes in the consolidated statements of operations consist of a minimum state franchise tax of $800 each for years ended December 31, 2001 and 2000.

As of December 31, 2001, the Company has net operating loss carry forwards, approximately, of $1,389,122 to reduce future taxable income. To the extent not utilized, the NOL carry forwards will begin to expire through 2021. The Company's ability to utilize its net operating loss carry forwards is uncertain and thus a valuation reserve has been provided against the Company's net deferred tax assets.

The deferred net tax assets consist of the following at December 31:


                                                          2001                 2000
                                                          ----                 ----

         Net Operating Loss Carry forwards            $   1,712,024         $     472,301
         Valuation allowance                            (1,712,024)             (472,301)
                                                      -------------         -------------

         Net deferred tax assets                      $           0         $           0
                                                      =============         =============

NOTE 11 - COMMON STOCK TRANSACTIONS

During 2001 and 2000, the Company issued substantial restricted common stocks to various consultants and directors for their services rendered. The stocks are fully vested and nonforfeitable. The issuances of the stock are accounted for based on the fair value of the services received or the fair value of the stock issued, whichever is more reliably measurable. The total costs of transactions were capitalized and amortized over the length of the services. For years ended December 31, 2001 and 2000, there were 7,297,500 and 1,937,900 shares of common stock issued to nonemployees and directors, respectively. The total costs of transactions were $1,040,587 and $291,814, respectively. As of December 31, 2001 and 2000, the balance of unamortized costs was $183,549 and

$157,224, respectively. The unamortized costs were included in equity section as a contra-equity.

During 2001 and 2000, the Company issued 164,250 and 2,375,459 shares of common stock to reduce debt of $32,850 and $500,192, respectively.

In February 2000, the Company issued 2,658,499 shares of common stock to the shareholders of D&J Enterprise International, Inc. and DSG to equate 60% control of the Company per the 1999 Merger and Acquisition Agreement. The acquisitions were accounted for as a pooling of interest.

NOTE 12 - EXCHANGE OF STOCK

        In March 2001, the Board of Directors approved to exchange tradable stock for restricted common stock. Each share of tradable stock was convertible into one and one half (1 1/2) shares of 144R common stock. As of December 31, 2001, there were 918,128 shares of restricted common stock issued for the exchange.


NOTE 13 - STOCK OPTIONS AND WARRANTS


CONSULTANT STOCK PLAN

        The Company has a stock option adopted by the Board of Directors in 2001 pursuant to which there are 3,500,000 shares of common stock reserved for issuance and under which the Company may issue incentive and non-qualified stock options to consultants of the Company. As of December 31, 2001, there was no option issued under the plan.


STOCK WARRANTS

During 2000, the Company granted warrants to purchase up to 100,000 shares of common stock in exchange for public and investor relation services. The value of warrants was insignificant using the Black-Scholes pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows:


                                                                2001            2000
                                                                ----            ----

   Weighted average fair value per warrant granted             $    0.00      $    0.00
   Risk-free interest rate                                          1.75%          5.00%
   Expected dividend yield                                          0.00%          0.00%
   Expected lives                                                   0.83           1.83
   Expected volatility                                                --             --


Exercised prices determined for the warrants are 50,000 shares at $1.00 per share; 16,666 shares at $2.50 per share; 16,666 shares at $5.00 per share and 16,667 shares at $10.00 per share. The warrants will expire in July 2002 through April 2003. There was no warrant granted in 2001.

A summary of the status of the Company's warrants as of December 31, 2001 and 2000, and changes during the years then ended is presented below:


                                                   2001       .                  2000
                                        --------------------------     ------------------------
                                                          Weighted                    Weighted
                                                           Average                     Average
                                                          Exercise                    Exercise
                                             Number         Price        Number        Price
                                            of Shares     Per Share     of Shares     Per Share
                                            ----------    ---------     ---------     ---------

   Outstanding-at Beginning of Year            100,000    $   3.42               0     $  0.00
   Granted                                           0           0         100,000        3.42
   Exercised, expired and cancelled                  0           0               0           0
                                            ----------    ---------     ---------     ---------
   Outstanding at End of Year                  100,000    $   3.42         100,000     $  3.42
                                            ==========    =========     ==========    ========
   Exercisable at end of year                  100,000    $   3.42         100,000     $  3.42
                                            ==========    =========     ==========    =========

The following table sets forth additional information about stock warrants outstanding at December 31, 2001:


                              Number             Average        Weighted
                               of               Remaining        Average
             Exercise        Warrants          Contractual      Exercise         Number
              Prices        Outstanding          Life             Price        Exercisable
             -----------------------------------------------------------------------------

             $   1.00          50,000         0.58 years       $   1.00           50,000
             $   2.50          16,666         0.83 years           2.50           16,666
             $   5.00          16,666         1.08 years           5.00           16,000
             $ 10.000          16,668         1.33 years          10.00           16,668
                            ---------        -----------       --------        ---------
                              100,000         0.83 years       $   3.42          100,000
                            =========        ===========       ========        =========

NOTE 14 - NET LOSS PER SHARE

Basic net loss per share is computed using the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is computed using the weighted-average number of common shares and excludes dilutive potential common shares outstanding, as their effect is antidilutive. As the Company incurred net losses in years 2001 and 2000, the effect of dilutive securities totaling 944,285 and 98,611 equivalent shares, respectively, has been excluded from the diluted net loss per share calculation as it was anti-dilutive.

NOTE 14 - NET LOSS PER SHARE (CONTINUED)

The following table sets forth the computation of basic and diluted earnings per share:

                                                              2001              2000
                                                           ------------    ------------
           Numerator:
             Net Loss                                      $ (2,352,154)   $(1,303,782)
                                                           =============   ============
           Denominator:
             Weighted Average Number of Shares                24,178,579     15,523,762
                                                           =============     ==========
           Loss Per Share-Basic and Diluted                $      (0.10)    $    (0.08)
                                                           =============    ===========

The net loss amount for 2001 included an after-tax amount of $109,510, which relate primarily to gains from early extinguishments of debt. Excluding the effects of these transactions, the basic and diluted earnings per share would have been the same.

NOTE 15 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. Since the subsidiary did not have any operations in 2001 or 2000, and the Company has only one segment; accordingly, detailed information of the reportable segment is not presented.

NOTE 16 - RELATED PARTY TRANSACTIONS

As discussed in Note 7, notes payable to related parties amounted to $101,501 and $57,110 as of December 31, 2001 and 2000, respectively.

During 2001, the Company issued 500,000 shares of the Company's common stock to two Directors for services rendered. The Company also issued 2,342,000 shares of common stock to officers and non-officer employees as Merit Rewards for services over the last two years.

During 2000, the Company issued 2,658,499 shares of common stock to the shareholders of D&J and DSG to equate to 60% control of Coinless per the Merger and Acquisition Agreement of February 1999

On March 1, 1999, the Company entered into a license agreement with a director about the right to the UVA Shield Coating technology. The Company had issued 200,000 shares of common stock to the director. The fair value of the stock at date of issuance was $0.30 per share. The total cost of $60,000 was capitalized and amortized over the service period. Royalty arrangement was not included in the agreement.


NOTE 17 - COMMITMENTS AND CONTINGENCIES


LITIGATION

During 2001, the Company involved in a lawsuit filed by TransAct Technologies, Inc. ("TransAct") asking the court to declare that TransAct and its products do not infringe on any claims of the Company's patent entitled "Cashless Peripheral Device for a Gaming System." On March 11, 2002, TransAct withdrew their lawsuit.

LEASE COMMITMENTS

The Company operates its facilities under an operating lease agreement with an unrelated party. The base rent is $6,900 per month and the lease expires on April 2005. Rent expense was $85,360 in 2001 and $65,162 in 2000.

The Company also leases two autos. The leases have monthly payments of $580 and $908. Lease payments totaled $16,170 and $10,844 for years ended December 31, 2001 and 2000, respectively. The leases expire through April 2004.

Minimum lease payments, by year, and in aggregate at December 31, 2001 are as follows:

                      Years ended December 31,                   Amount
                      ------------------------                -------------
                                   2002                        $    100,656
                                   2003                              96,016
                                   2004                              87,340
                                   2005                              27,600
                                                               ------------
                                                               $    311,612
                                                               ============

NOTE 18 - GOING CONCERN

The accompanying consolidated financial statements are presented on the basis that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $2,461,664 and $1,303,782, excluding extraordinary gain for years ended December 31, 2001 and 2000, respectively, and as of December 31, 2001, the Company's current liabilities exceeded its current assets by $1,276,274 and its total liabilities exceeded its total assets by $1,152,650.


Management is currently involved in active negotiations to obtain additional financing and actively increasing marketing efforts to increase revenues. The Company continued existence depends on its ability to meet its financing requirements and the success of its future operations. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 19 - DISCONTINUED OPERATIONS

In September 2001, the Company discontinued engineering, sales and marketing of our TickeTrak device. The Scan After Print technology will produce future revenues as License Agreements have been agreed upon with ticket printer manufacturers.

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the accompanying consolidated financial statements have been reclassified to reflect the discontinued business. Accordingly, the revenues, costs and expenses, assets and liabilities, and cash flows of the discontinued business have been segregated in the consolidated statements of operations, consolidated balance sheet and consolidated cash flows. The net operating results, net assets and net cash flows of this business have been reported as "Discontinued Operations."

Following is summarized financial information for the discontinued operations:

                                                            Years ended December 31,
                                                               2001          2000
                                                          -------------   -----------
                  REVENUES                                  $         0    $  126,597

                   INCOME (LOSS) FROM DISCONTINUED
                     OPERATIONS (NET OF TAX OF $0)  (a)     $ (107,379)    $   12,669

                                                                          December 31,
                   NET ASSETS OF DISCONTINUED OPERATIONS               2001         2000
                                                                     ----------    ---------
                   Current Assets                                    $  413,001    $ 440,213
                   Current Liabilities                                  412,728      431,243
                     Net assets of discontinued operations (b)        $     273    $   8,970


(a) No gain or loss on disposal of discontinued business was recognized for years ended December 31, 2001 and 2000.

(b)  All assets and liabilities of discontinued operations are current.

Summarized cash flow information for the discontinued operations is as follows:


                                                              Years ended December 31,
                                                                 2001          2000
                                                           -------------   ------------

                    Net cash provided by (used in)
                    operating
                      activities of discontinued operations     $(98,682)        $3,699

                    NET CASH PROVIDED BY (USED IN)
                     DISCONTINUED OPERATIONS                    $(98,682)        $3,699


The discontinued operations did not provide or use any cash in investing and financing activities for years ended December 31, 2001 and 2000.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT COINLESS SYSTEMS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

              -----------------------

This prospectus does not constitute an offer to                       ----------------------
sell, or a solicitation of an offer to buy any
securities:                                                                 PROSPECTUS

    / / except the common stock offered by this
        prospectus;                                                   ---------------------
    / / in any jurisdiction in which the offer or
        solicitation is not authorized;
                                                                41,880,436 SHARES OF COMMON STOCK
    / / in any jurisdiction where the dealer or
        other salesperson is not qualified to make
        the offer or solicitation;
                                                                             COINLESS
    / / to any person to whom it is unlawful to                           SYSTEMS, INC.
        make the offer or solicitation; or

    / / to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or and                                   ____________, 2003
accompanying sale does
not imply that:

    / / there have been no changes in the affairs of Coinless Systems, Inc. after the date of this prospectus; or

    / / the information contained in this
        prospectus is correct after the date of
        this prospectus.

              -----------------------

Until  _________,   2003,  all  dealers  effecting
transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 78.751 of the Nevada General Corporation Law provides for the indemnification of Coinless' officers, directors and corporate agents under certain circumstances as follows:

        1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or it equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that this conduct was lawful.

        2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action of suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually paid and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

        4. Any indemnification under subsection 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)    By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceed;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

               (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Coinless will pay all expenses in connection with this offering.

               Securities and Exchange Commission Registration Fee      $         197
               Printing and Engraving Expenses                          $       2,500
               Accounting Fees and Expenses                             $      15,000
               Legal Fees and Expenses                                  $      50,000
               Blue Sky Qualification Fees and Expenses                 $       2,500
               Miscellaneous                                            $      14,803

               TOTAL                                                    $      85,000

SALES OF UNREGISTERED SECURITIES

        In October 2002, Coinless entered into the Equity Line of Credit Agreement where Coinless may, at its discretion, periodically sell and sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of $5 million. The amount of each advance is subject to an aggregate maximum advance amount of $75,000 in any 5 trading-day period. Cornell Capital Partners, LP will purchase the shares of common stock for a 3% discount to the lowest closing bid price of our common stock for the 5 trading days immediately following the notice date. In addition, Cornell Capital Partners is entitled to retain 5% of each advance under the Equity Line of Credit (which will be paid in cash to Cornell Capital Partners), together with a one-time commitment fee of $240,000, which was paid by the issuance of 1,043,478 shares of our common stock. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Additionally, Westrock Advisors, Inc. was paid a fee of 43,478 shares of Coinless' common stock, which is equal to $10,000 at a closing bid of $0.23 on May 31, 2002 for acting as the placement agent.

        In June 2002, Coinless entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. where Coinless shall issue and sell to Cornell up to Two Hundred and Fifty Thousand Dollars of convertible debentures. These debentures are convertible into shares of common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date, or (b) an amount equal to eighty percent (80%) of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place at $0.048 (i.e., 80% of the recent price of $0.06), then the holders of the convertible debentures would have received 5,208,333 shares of common stock. These convertible debentures accrue interest at a rate 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years.

        In May 2002, Coinless entered into an Equity Line of Credit. Subsequently, we filed a registration statement purporting to register the sales to be issued under the Equity Line of Credit. The May 2002 Equity Line of Credit was terminated by mutual consent because it contained provisions that did not comply with the SEC's interpretations for registration. In September 2002, we withdrew the registration statement relating to the May 2002 Equity Line of Credit. In October 2002, we entered into a new Equity Line of Credit that contained identical terms to the May 2002 agreement, except for the provisions that did not comply with SEC interpretations.

        In April 2002, we sold 240,000 shares of our common stock to Management Programs, Inc., an accredited investor, at a price of $0.20 per share, for an aggregate of $48,000.

        In March 2002, we issued 500,000 shares of common stock to Alfred Doi, who is currently a Director of our Company, for consulting services in connection with his work related to the UVA Shield Coating. These shares were valued at $0.10 per share on the date of issuance for an aggregate value of $50,000.

        In March 2002, we sold 15,000 shares of common stock to Ben Adelman, an accredited investor.

        In February 2002, we sold 240,000 shares of common stock to Management Programs, Inc., an accredited investor, at a price of $0.20 per share, or $48,000 in aggregate proceeds.

        On December 31, 2001, we cancelled 20,000 shares of our common stock, which was issued to Don Baugh and Jay Daane, on February 16, 2001, as incentive to complete an Engineering Consultant Contract. This project was never completed and we cancelled the stock that was to be issued.

        On December 31, 2001, we cancelled 4,000,000 shares of our common stock which had been issued to Rolf Carlson and Michael Saunders on August 9, 2001. This stock was issued upon the condition to exchange the stock which was held by the parties in a company known as LegaliGaming.com stock as per the Letter of Intent signed August 9, 2001.

        On December 19, 2001, we sold 400,000 shares of our common stock to Management Programs, Inc., an accredited investor, at a price of $.20 per share.

        On December 12, 2001, we issued 100,000 shares of our common stock to Wall Street Marketing Group for IR and PR services for the period of twelve months. The value recorded was at their fair market value, capitalized and amortized over the length of service.

        On December 4, 2001, we cancelled 55,000 shares of our common stock which had been issued to Jason Genet and David Keaveney, Public Relations Consultants, for services to be performed. This stock was issued on November 12, 2001.

        On November 27, 2001, we issued 50,000 shares of our common stock for legal services in connection with filing a Consultant Stock Plan.

        On October 11, 2001, we cancelled 3,000,000 shares of our common stock which had been issued to Rolf Carlson and Michael Saunders on August 9, 2001. The stock issued was conditional on the Exchange of Stock held by the parties in a company known as LegalIGaming.com as per the Letter of Intent signed August 9, 2001.

        On July 1, 2001, we issued 150,000 shares of our common stock to David Houston Esq. for corporate legal services.

        On June 27, 2001, we issued 87,500 shares of our common stock to Donald Miller for services rendered in establishing Coinless Website and other computer programs.

        On June 27, 2001, we issued 5,000 shares of our common stock to Helen Stefanich, an employee, as a Merit Reward for Services over the last two years.

        On May 31, 2001, we issued 750,000 shares of our common stock to Michael Saunders as final incentive for employment with Coinless Systems, Inc., as per the Hiring Agreement of January 2001.

        On May 2, 2001, we issued 500,000 shares of our common stock to Al Doi and Daniel Weyker, who are currently Directors of our Company, for services rendered as Directors since February 1999.

        On May 2, 2001, we issued 2,000,000 shares of our common stock to Dennis
W. Sorenson, currently C.E.O and President; and Darryl D. Dorsett, currently Treasurer and Corporate Secretary, as Merit Rewards for two years of service.

        On May 2, 2001, we sold 465,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share per terms of Stock Subscription Agreement signed February 16, 2001.

        On February 16, 2001, we sold 65,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share.

        On February 16, 2001, we issued 250,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.32 per share as per the terms of the Stock Subscription Agreement signed February 16, 2001.

        On December 14, 2000, we issued 100,000 shares of our common stock to Vincent Lindstrom, an employee, as a merit reward for completion of first year of employment.

        On December 14, 2000, we sold 185,000 shares of our common stock to Richard Wedig, an accredited investor, at a price of $0.40 per share.

        On October 25, 2000, we also issued 554,237 shares of common stock to five individuals for services rendered, valued at $166,250.00, and 1,294,283 shares were issued to four individuals for a debt reduction of $388,284.00.

        On October 23, 2000, we cancelled 15,000 shares of our common stock issued to Eugene Morphew for services to be rendered. Originally, these shares were issued October 5, 2000.

        On September 20, 2000, we sold 630,000 shares of our common stock to Lester Murdock, an accredited investor, at a price of $0.22 per share as per terms of the Subscription Agreement signed September 15, 2000.

        Also on September 20, 2000, we issued 100,000 shares of common stock to Wall Street Marketing Group for Public Relations Services at a price of $0.20 per share per Consultant Agreement.

        On July 27, 2000, we sold 687,283 shares of our common stock to Shirley Dimaria and Thomas Mershon, both accredited investors, at a price of $0.10 per share.

        On June 29, 2000, we issued 50,000 shares of common stock to Gary Martin as an employee incentive.

        On June 27, 2000, we issued 300,000 shares of our common stock to Travis
Morgan   Securities,   Inc.  for  Investment  Bank  Services   Agreement  for  a
twelve-month term at $0.33 per share.

        On June 27, 2000, we issued 6,000 shares of common stock to Michael Cooper, Pacific Business Capital Corporation, for debt of $3,000 previously incurred for services rendered.

        On April 11, 2000, we issued 450,000 shares of common stock to Lester Murdock, an accredited investor, for a price of $0.20 per share.

        On February 29, 2000, we issued 2,658,499 shares of common stock to the former shareholders of D&J Enterprises International, Inc. and D.S.G., Inc. in connection with the acquisition of D&J Enterprises International, Inc. and D.S.G., Inc.

        We also issued 505,000 shares of common stock to four individuals for services rendered Coinless Systems.

        Additionally, we also issued 337,000 shares of common stock to eight non-officer employees for twelve months merit service to Coinless.

        On February 29, 2000, we sold 2,809,747 shares of common stock to Thomas Mershon and Tee Migliori.

        On October 5, 1999, we cancelled 85,350 shares of common stock originally issued to Thomas Mershon on July 14, 1999 for services to be rendered.

        On October 5, 1999, we sold 94,300 shares of common stock to Richard Wedig, an accredited investor for $.50 per share.

        On September 14, 1999, we cancelled 250,000 shares of common stock issued to Charles V. Voris, on June 4, 1999, as an Employee Incentive.

        On August 5, 1999, we issued 10,000 shares of common stock to J. Vanover for Professional Services Rendered.

        Also on August 5, 1999, we sold 50,000 shares of common stock to Wire-To-Wire, Inc. for $0.20 per share.

        On July 14, 1999, we issued 300,000 shares common stock to non-officer employees as Employment Incentives.

        Also on July 14, 1999, we issued 200,000 shares of common stock to Wall Street Marketing Group for Stock Promotion Services as per the Agreement signed July 10, 1999.

        On June 4, 1999, we sold 237,833 shares of common stock to  thirty-three
(33) accredited investors. Shares issued were priced at $0.50 per share.

        Also on June 4, 1999, we issued 2,658,502 shares of common stock to the shareholders of D&J and DSG to equate to sixty percent (60%) control of Coinless Systems, Inc. (then Medical Resources Technology) as per the Merger and Acquisition Agreement.

        Also on June 4, 1999, we issued 55,000 shares of common stock to Ben Adelman for previous services rendered at $.50 per share.

        Also on June 4, 1999, we issued 250,000 shares of common stock to Charles Voris as an Employee Incentive.

        Coinless recorded the stock transactions at their fair market value, capitalized the cost and amortized this cost over the length of services.

        With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Coinless so as to make an informed investment decision. More specifically, Coinless had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Coinless' securities. No general solicitation was employed in connection with any of these transactions.


EXHIBITS AND REPORTS ON FORM 8-K

        (A)    EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

EXHIBIT NO.       DESCRIPTION                                    LOCATION
---------------   --------------------------------------------   ------------------------------------

2.1               Articles of Incorporation and Plan of Merger   Incorporated by reference to Exhibit
                                                                 2.1 to Coinless' Form 8-K filed on
                                                                 April 15, 1999

3.1               Certificate of Amendment to Articles of        Incorporated by reference to Exhibit
                  Incorporation                                  1 to Coinless' Form 10-QSB filed on
                                                                 December 21, 1999

5.1               Opinion re:  Legality                          Previously filed

10.1              Purchase Agreement dated December 15, 1999,    Incorporated by reference to Exhibit
                  by and among DSG, Inc., Coinless Systems,      99.A to Coinless' Form 8-K filed on
                  Inc., and Automatic Data Capture               January 25, 2000
                  Technologies, Inc.

10.2              Loan and Security Agreement                    Incorporated by reference to Exhibit
                                                                 10.2 to the Form 8-K filed on
                                                                 December 18, 2000

10.3              Form of Confidential Disclosure and            Incorporated by reference to Exhibit
                  Licensing Agreement                            10.1 to Coinless' Form 10-QSB filed
                                                                 on May 20, 2002

10.4              Form of License Agreement                      Incorporated by reference to Exhibit
                                                                 10.2 to Coinless' Form 10-QSB filed
                                                                 on May 20,2002

10.5              Employment Agreement dated January 1, 2002     Incorporated by reference to Exhibit
                  between Coinless Systems, Inc. and John W.     10.3 to Coinless' Form 10-QSB filed
                  Stoll                                          on May 20, 2002

                  Promissory Note in principal amount of
10.6              $11,000, dated February 20, 2002 made by       Incorporated by reference to Exhibit
                  Coinless Systems, Inc. in favor of Dennis      10.4 to Coinless' Form 10-QSB filed
                  and Janice Sorenson                            on May 20, 2002

                  Promissory Note in principal amount of
10.7              $15,000, dated March 7, 2002 made by           Incorporated by reference to Exhibit
                  Coinless Systems, Inc. in favor of             10.5 to Coinless' Form 10-QSB filed
                  Management Programs, Inc.                      on May 20, 2002

                  Promissory Note in principal amount of
10.8              $30,000, dated January 17, 2002 made by        Incorporated by reference to Exhibit
                  Coinless Systems, Inc. in favor of Dennis      10.6 to Coinless' Form 10-QSB filed
                  and Janice Sorenson                            on May 20, 2002

10.9              Cross-License Agreement dated June 29, 2001,   Incorporated by reference to Exhibit
                  between Coinless Systems, Inc. and             10.1 to Coinless' Form 10-QSB filed
                  International Game Technology                  on May 20, 2002

10.10             Securities Purchase Agreement dated May 31,    Incorporated by reference to Exhibit
                  2002, by and among Coinless Systems, Inc.      10.10 to the Registration Statement
                  and Cornell Capital Partners, L.P.             on Form SB-2 filed with the SEC on
                                                                 November 8, 2002

10.11             Investor Registration Rights Agreement dated   Incorporated by reference to Exhibit
                  May 31, 2002, by and among Coinless Systems,   10.11 to the Registration Statement
                  Inc. and Cornell Capital Partners, L.P.        on Form SB-2 filed with the SEC on
                                                                 August 7, 2002

10.12             Transfer Agent Instructions                    Incorporated by reference to Exhibit
                                                                 10.12 to the Registration Statement
                                                                 on Form SB-2 filed with the SEC on
                                                                 August 7, 2002

                                      II-6

EXHIBIT NO.       DESCRIPTION                                    LOCATION
---------------   --------------------------------------------   ------------------------------------

10.13             Escrow Agreement dated May 31, 2002, by and    Incorporated by reference to Exhibit
                  among Coinless Systems, Inc., Cornell          10.13 to the Registration Statement
                  Capital Partners, L.P. and Wachovia, N.A.      on Form SB-2 filed with the SEC on
                                                                 August 7, 2002

10.14             Equity Line of Credit Agreement dated          Incorporated by reference to Exhibit
                  October 4, 2002, by and between Cornell        10.14 to the Registration Statement
                  Capital Partners, LP and Coinless Systems,     on Form SB-2 filed with the SEC on
                  Inc.                                           November 8, 2002

10.15             Registration Rights Agreement dated October    Incorporated by reference to Exhibit
                  4, 2002, by and between Coinless Systems,      10.15 to the Registration Statement
                  Inc.                                           on Form SB-2 filed with the SEC on
                                                                 November 8, 2002

10.16             Placement Agent Agreement dated October 4,     Incorporated by reference to Exhibit
                  2002, by and between Coinless Systems, Inc.    10.16 to the Registration Statement
                  and Westrock Advisors, Inc.                    on Form SB-2 filed with the SEC on
                                                                 November 8, 2002

10.17             Escrow Agreement dated October 4, 2002 by      Incorporated by reference to Exhibit
                  and among Coinless Systems, Inc., Cornell      10.17 to the Registration Statement
                  Capital Partners, LP, Butler Gonzalez LLP      on Form SB-2 filed with the SEC on
                  and Wachovia, N.A.                             November 8, 2002

10.18             Form of Debenture                              Incorporated by reference to Exhibit
                                                                 10.18 to the Registration Statement
                                                                 on Form SB-2 filed with the SEC on
                                                                 August 7, 2002

10.19             First Amendment to Purchase Agreement dated    Incorporated by reference to Exhibit
                  January 10, 2000, by and among DSG, Inc.,      99.B to Coinless' Form 8-K filed on
                  Coinless Systems, inc. and Automated Data      January 25, 2000
                  Capture Technologies, Inc.

10.20             2001 Consultant Stock Plan                     Incorporated by reference to Exhibit
                                                                 10.1 to S-8 Registration Statement
                                                                 filed on December 11, 2001

10.21             Loan and Security Agreement dated December     Incorporated by referenced to Exhibit
                  18, 2000, by and between Spirit Mountain       99.A to 8-K filed on January 9, 2001
                  Development Corporation and Coinless
                  Systems, Inc.

10.22             Employment Agreement dated as of January 1,    Incorporated by reference to Exhibit
                  1998 between Coinless Systems and Darryl D.    10.22 to Registration Statement on
                  Dorsett                                        Form SB-2 filed with the SEC on
                                                                 August 7, 2002

10.23             Employment Agreement dated as of January 1,    Incorporated by reference to Exhibit
                  1998 between Coinless Systems and Dennis W.    10.22 to Registration Statement on
                  Sorenson                                       Form SB-2 filed with the SEC on
                                                                 August 7, 2002

21.1              List of Subsidiaries                           Incorporated by reference to Exhibit
                                                                 21.1 to Coinless' Form 10-KSB filed
                                                                 on April 16, 2002

23.1              Consent of Harold Y. Spector, CPA              Provided herewith

23.2              Consent of Kirkpatrick & Lockhart, LLP         Incorporated by reference to Exhibit
                                                                 5.1 to this Registration Statement

        (B)    REPORTS ON FORM 8-K.

        None.

UNDERTAKINGS

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) Include any additional or changed material information on the plan of distribution;

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 31, 2003.

                               COINLESS SYSTEMS, INC.

                               By:     /s/ Dennis W. Sorenson
                                  ------------------------------------------
                               Name:   Dennis W. Sorenson
                               Title:  President and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                             TITLE                                          DATE
---------                             -----                                          ----

/s/ Dennis W. Sorenson
----------------------
Dennis W. Sorenson                    President, Chief Executive Officer and         January 31, 2003
                                      Direcror (Principal Executive Officer)

/s/ Darryl D. Dorsett
----------------------
Darryl D. Dorsett                     Principal Financial Officer and Principal      January 31, 2003
                                      Accounting Officer

/s/ Daniel Weyker
----------------------
Daniel Weyker                         Director                                       January 31, 2003